UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240. 14a-12

SYMBOTIC INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

January 19, 2024

Dear Fellow Stockholders,

We are pleased to invite you to attend the 2024 Annual Meeting of Stockholders of Symbotic Inc. on Friday, March 1, 2024, beginning at 10:00 a.m. ET. The Annual Meeting will be conducted virtually via live webcast.

To participate in this year’s Annual Meeting of Stockholders, you must register beforehand by visiting www.proxydocs.com/SYM and completing the registration process by 5:00 p.m. ET on February 29, 2024, which we refer to as the Registration Deadline. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. You will not be able to attend the Annual Meeting physically. Once registered, you will be able to attend the Annual Meeting live via video webcast that will provide you with the ability to participate in the Annual Meeting, vote your shares and ask questions.

Details regarding how to attend the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of 2024 Virtual Annual Meeting of Stockholders and Proxy Statement. We will mail a notice containing instructions on how to access this proxy statement and our annual report on or about Friday, January 19, 2024, to all stockholders entitled to vote at the Annual Meeting. Stockholders who prefer a paper copy of the proxy materials may request one on or before February 20, 2024, by following the instructions provided in the notice we will send.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail following instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting, regardless of whether you attend.

Sincerely,

Richard B. Cohen

Chair, President and Chief Executive Officer

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Time	10:00 a.m., Eastern Time

Date	March 1, 2024

Place	Virtual. Details on how to participate are described in the Notice of Availability or by visiting www.proxydocs.com/SYM.

Purposes	•

To elect seven directors nominated by the Board of Directors, identified in the accompanying proxy statement, each to serve for a term of one year until the 2025 Annual Meeting of Stockholders, until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal;

• To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2024; and
• To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The Board of Directors has set January 5, 2024 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Virtual Meeting Admission

All stockholders as of the record date, or their duly appointed proxies, may attend the virtual meeting. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.proxydocs.com/SYM and entering the control number included in our Notice of Internet Availability of Proxy Materials being mailed to you separately.

Voting by Proxy

If you are a stockholder of record, please vote via the Internet, telephone or mail by following the instructions on the website indicated in the materials you received in the mail. If you are a beneficial owner of shares held in “street name” by your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from your broker, bank or other nominee rather than from us. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares will depend on the voting processes of the broker, bank or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares of Symbotic common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

By order of the Board of Directors,

Richard B. Cohen Chair, President and Chief Executive Officer

Wilmington, Massachusetts
January 19, 2024

We first made these proxy materials available to stockholders on or about January 19, 2024. A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as filed with the U.S. Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any stockholder upon written request to Symbotic Inc., 200 Research Drive, Wilmington, Massachusetts 01887, Attention: Vice President, Investor Relations. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 are also available on the SEC’s website at www.sec.gov.

i

SYMBOTIC INC.

200 Research Drive

Wilmington, Massachusetts 01887

PROXY STATEMENT

FOR THE 2024 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Friday, March 1, 2024

This proxy statement contains information about the 2024 Virtual Annual Meeting of Stockholders, or the Annual Meeting, of Symbotic Inc., which will be held on March 1, 2024 at 10:00 a.m. Eastern Time. The Annual Meeting will be held virtually via live webcast. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.proxydocs.com/SYM and entering the control number included in our Notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

On June 7, 2022 (the “Closing Date”), our predecessor company, Warehouse Technologies LLC (“Warehouse”) consummated a merger (the “Business Combination”) with SVF Investment Corp. 3 (“SVF”), a special-purpose acquisition company, pursuant to a Merger Agreement (the “Merger Agreement”), dated as of December 12, 2021, by and among the SVF, Warehouse, Symbotic Holdings LLC and Saturn Acquisition (DE) Corp. (“Merger Sub”), a wholly owned subsidiary of SVF. At the closing of the Merger (the “Closing”), SVF changed its name to Symbotic Inc. In this proxy statement, the terms “Symbotic,” “the Company,” “we,” “us,” and “our” refer to Symbotic Inc. as it currently exists following the consummation of the Business Combination and to Warehouse as it existed prior to the consummation of the Business Combination. The mailing address of our principal executive office is Symbotic Inc., 200 Research Drive, Wilmington, Massachusetts 01887.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended September 30, 2023 available to stockholders on or about January 19, 2024.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended. We were a “smaller reporting company” for the fiscal year ended September 30, 2023. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of: (1) the end of the fiscal year in which we had total annual gross revenue of $1.235 billion; (2) the last day of our fiscal year following March 11, 2026 (the fifth anniversary of the date on which SVF 3 consummated the initial public offering of SVF 3); (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period; or (4) the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

Important Notice Regarding the Availability of Proxy Materials for

the Virtual Annual Meeting of Stockholders to be Held on March 1, 2024:

This proxy statement and our 2023 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxydocs.com/SYM.

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Symbotic Inc., 200 Research Drive, Wilmington, MA 01887, Attention: Vice President, Investor Relations. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 are also available on the SEC’s website at www.sec.gov.

SYMBOTIC INC.

PROXY STATEMENT

FOR THE 2024 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about January 19, 2024, we will begin mailing the Notice of Availability. Our proxy materials, including the Notice of the 2024 Virtual Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in “street name” (i.e., held for your account by a broker, bank or other nominee), a voting instruction form, and the 2023 Annual Report to Stockholders, or the 2023 Annual Report, will be made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our proxy materials. Therefore, the Notice of Availability was mailed to holders of record and beneficial owners of our common stock starting on or about January 19, 2024. The Notice of Availability provides instructions as to how stockholders may access and review our proxy materials, including the Notice of the 2024 Virtual Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2023 Annual Report, on the website referred to in the Notice of Availability or, alternatively, how to request that a printed copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Availability also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice of Availability and our Notice of the 2024 Virtual Annual Meeting of Stockholders, and this proxy statement and our 2023 Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this proxy statement.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting has been set as January 5, 2024.

How many votes can be cast by all stockholders?

Stockholders who own shares of our common stock as of the record date, January 5, 2024, are entitled to vote at the Annual Meeting. As of the record date, Symbotic had approximately 85,295,300 shares of Class A common stock outstanding, 81,487,643 shares of Class V-1 common stock outstanding and 406,512,941 shares of Class V-3 common stock outstanding. Holders of shares of Class A common stock and Class V-1 common stock are entitled to one vote per share of Class A common stock or Class V-1 common stock, as the case may be. Holders of shares of Class V-3 common stock are entitled to three votes per share of Class V-3 common stock they beneficially own. All holders of Class A common stock, Class V-1 common stock and Class V-3 common stock will vote together as a single class except as otherwise required by applicable law. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

•
By Internet. You may vote at www.proxydocs.com/SYM 24 hours a day, seven days a week, by following the instructions at that site for submitting your proxy electronically. You will be required to enter the control number provided in the Notice of Availability or the proxy card. Votes submitted through the Internet must be received by 10:00 a.m. Eastern Time, on March 1, 2024.
•
By Telephone. You may vote using a touch-tone telephone by calling 1-866-649-0293 24 hours a day, seven days a week. You will be required to provide the control number provided in the Notice of Availability or the proxy card. Votes submitted by telephone must be received by 10:00 a.m. Eastern Time, on March 1, 2024.
•
By Mail. If you requested and received a printed copy of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope.
•
During the Annual Meeting. To vote during the live webcast of the Annual Meeting, visit www.proxydocs.com/SYM. You will be required to enter the control number provided in the Notice of Availability or the proxy card.

If the Annual Meeting is adjourned or postponed, the deadlines above may be extended.

If you are a beneficial owner of shares held in “street name” by your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from your broker, bank or other nominee rather than from us. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares will depend on the voting processes of the broker, bank or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares of Symbotic common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by our board of directors on all matters presented in this proxy statement, and as the persons named as proxies in the proxy card may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How can I virtually attend the Annual Meeting?

To attend and participate in the virtual Annual Meeting, stockholders will need to access the live webcast of the meeting. To do so, stockholders of record will need to visit www.proxydocs.com/SYM and enter the control number provided in the Notice of Availability and beneficial owners of shares held in “street name” will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares.

The live webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Time, on March 1, 2024. We encourage stockholders to login to this website and access the webcast 15 minutes before the Annual Meeting’s start time.

Additionally, questions regarding how to attend and participate via the Internet can be answered by following the assistance instructions included at www.proxydocs.com/SYM.

If you wish to submit a question during the Annual Meeting, follow the onscreen instructions. Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct, which will be posted on www.proxydocs.com/SYM on the day of the Annual Meeting.

How do I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy by: (1) following the instructions on the Notice of Availability and submitting a new vote by Internet, telephone or mail using the procedures described in the “How do I Vote?” section above before the applicable deadline; (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy); or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our corporate secretary. Any written notice of revocation or subsequent proxy card must be received by our corporate secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our corporate secretary or sent to our principal executive offices at Symbotic Inc., 200 Research Drive, Wilmington, MA 01887, Attention: Corporate Secretary.

If your shares are held in “street name” by a broker, bank, or other nominee, you must contact such broker, bank, or other nominee in order to find out how to change your vote.

How is a quorum reached?

Our bylaws provide that a majority of the voting power of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and “broker non-votes” may be counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our certificate of incorporation, or by our bylaws. Abstentions and “broker non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a broker, bank, or other nominee, your broker, bank, or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker, bank or other nominee may not vote for this proposal, and those votes will be counted as “broker non-votes.” Proposal No. 2 is considered to be a discretionary item, and your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you.

Assuming a quorum is present, the directors receiving a plurality of the votes cast in person or by proxy at the meeting will be elected. For purposes of the vote on Proposal No. 2, the affirmative vote of a majority of the votes cast FOR the ratification of the appointment of Grant Thornton LLP as Symbotic’s independent auditor for the year ending September 28, 2024 will be required to so ratify Grant Thornton LLP’s appointment. Shares voting “withheld,” “abstain” or “broker non-votes” will have no effect on the election of directors or the ratification of the appointment of our independent auditor.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice of Availability and our proxy materials and soliciting votes. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.

How may stockholders submit matters for consideration at an annual meeting?

Subject to the director nomination notice requirements described below, the required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed (other than as a result of adjournment or recess) by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, or, if the first public disclosure of the date of the annual meeting is less than 100 days prior to the date of the annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2025 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than September 21, 2024. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 31, 2024. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b).

Further, any stockholder proposal for a director nominee intended to be included in the proxy materials for the next annual meeting of our stockholders in 2025 pursuant to our “proxy access” bylaws must meet the requirements set forth in our bylaws and the materials required by our bylaws must be submitted as required by our bylaws. Among others, the required notice must be received by our corporate secretary at our principal executive offices not less than 120 days and not more than 150 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days earlier or delayed (other than as a result of adjournment or recess) by more than 60 days later than such anniversary date, or, if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the stockholder’s notice must be so received no earlier than the 150th day prior to the date of such annual meeting and not later than the later of (i) the 120th day prior to the date of such annual meeting and (ii) the 10th day following the day on which public disclosure of the date of such annual meeting is first made. All such proxy access director nominations must satisfy the requirements set forth in our bylaws.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our board of directors is currently comprised of seven members. All directors are elected by the stockholders at each annual meeting to serve from the time of their election until the date of the annual meeting of stockholders next following the annual meeting at which such director was elected. The current board of directors is comprised of Richard Cohen, Rollin Ford, Charles Kane, Todd Krasnow, Vikas Parekh, Daniela Rus and Merline Saintil.

The nominating and corporate governance committee of the board has recommended, and the board has approved, the nomination of all seven persons currently serving as our directors, Richard Cohen, Rollin Ford, Charles Kane, Todd Krasnow, Vikas Parekh, Daniela Rus and Merline Saintil for a one-year term expiring at the 2025 Annual Meeting and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation, disqualification or removal. Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. The seven nominees receiving the highest number of “FOR” votes will be elected.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the nominating and corporate governance committee and approved by the board. In lieu of designating a substitute nominee, the board, in its discretion, may reduce the number of directors. We have no reason to believe that any nominee named will be unable to serve if elected.

Nominees for Director

The names, ages as of January 19, 2024, length of service on our board and current board committee memberships of the nominees are set forth in the table below. Following the Annual Meeting, the nominating and corporate governance committee will review committee appointments for all directors elected to the board and will make a recommendation to the board regarding committee appointments for all board members.

Name	Age	Director Since	Current Term Expires	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Nominees Currently Serving as Directors
Richard Cohen*	71	2022	2024
Rollin Ford	61	2022	2024	✓	✓		✓
Charles Kane	66	2022	2024	✓	Chair
Todd Krasnow	66	2022	2024	✓		Chair
Vikas Parekh	41	2022	2024	✓	✓		✓
Daniela Rus	60	2023	2024	✓
Merline Saintil	47	2022	2024	✓		✓	Chair

* Chair of the Board

A brief biography of each nominee is also set forth below, which includes information, as of the date of this Proxy Statement, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the nominating and corporate governance committee and the board to believe that the director should serve on the board.

Richard Cohen

Mr. Cohen has served as a member of our board of directors and as our President and Chief Product Officer since the Closing and has served as our Chief Executive Officer since November 19, 2022. Mr. Cohen served as Chair of Warehouse from December 2006 and as President of Symbotic LLC from November 2017 until the Closing. Mr. Cohen previously served as Chief Executive Officer of Symbotic LLC from November 2017 to April 2022. He is also the Executive Chair of C&S Wholesale Grocers, Inc., one of the largest grocery wholesalers in the United States, where he is the third generation of the Cohen family to lead that company. Mr. Cohen grew up in the C&S Wholesale Grocers business, working for his father during summers until his graduation from college in 1974, when he went to work full-time at C&S Wholesale Grocers. Mr. Cohen became Chair, President and Chief Executive Officer of C&S Wholesale Grocers in 1989 and served as President until March 2014 and as Chief Executive Officer until January 2018, during which time he led the growth and expansion of C&S Wholesale Grocers into an industry leader in supply chain solutions and wholesale grocery supply. Mr. Cohen holds a bachelor’s degree in accounting from the Wharton School of Business. He has also been awarded honorary doctorate degrees from Assumption College and Keene State College. Mr. Cohen was selected to serve on the board of directors due to his extensive experience in the wholesale distribution business, his vision and experience in automation and his experience and track record in entrepreneurship, investment and business development and deep relationships in various industries.

Rollin Ford

Mr. Ford has served as a member of our board of directors since the Closing. Mr. Ford served as a member of the Warehouse advisory board from August 2016 until the Closing. Mr. Ford retired in 2016 from Walmart Stores, Inc., where he served in a variety of executive leadership roles during his 33-year career with the world’s largest retailer. Mr. Ford began his career with Walmart in 1984 in the Logistics division and later became the Chief Logistics Officer where he was responsible for transforming and building the company’s global supply chain network. He also served as the Executive Vice President and Chief Information Officer from May 2006 to January 2012, having responsibility for the company’s worldwide technology division. Most recently, Mr. Ford served as the Chief Administrative Officer from February 2012 to July 2016 where he focused on leveraging Walmart’s scale to increase efficiency and productivity around the world while having responsibility for the domains mentioned above, which also included back office (shared services), global sourcing and data and analytics. Mr. Ford holds a Bachelor of Science degree from Taylor University in Indiana. In retirement, Mr. Ford has joined the boards of Mercy Health System and John Brown University and the board of advisors of AT Kearney. Mr. Ford was selected to serve on the board of directors due to his experience as a senior executive at Walmart and his background and knowledge relating to logistics, the supply chain and technology.

Charles Kane

Mr. Kane has served as a member of our board of directors since the Closing. Mr. Kane served as a member of the Warehouse advisory board from October 2020 until the Closing. Mr. Kane has been a lecturer at the Massachusetts Institute of Technology since September 2006 and is currently an adjunct professor of International Finance at the Massachusetts Institute of Technology Sloan School of Management. Since November 2006, Mr. Kane has also been a Director and Strategic Advisor of One Laptop Per Child, a nonprofit organization that provides computing and internet access for students in the developing world, for which he served as President and Chief Operating Officer from 2008 until 2009. Mr. Kane served as Executive Vice President and Chief Administrative Officer of Global BPO Services Corp., a special purpose acquisition corporation, from July 2007 until March 2008, and as Chief Financial Officer of Global BPO from August 2007 until March 2008. Prior to joining Global BPO, he served as Chief Financial Officer of RSA Security Inc., a provider of e-security solutions, from May 2006 until RSA was acquired by EMC Corporation in October 2006. From July 2003 until May 2006, he served as Chief Financial Officer of Aspen Technology, Inc., a publicly traded provider of supply chain management software and professional services. Mr. Kane is currently a director of Alkami Technology, Inc. (ALKT), a leading cloud-based digital banking solutions provider for banks and credit unions in the United States, and Progress Software Corp. (PRGS), a software company that specializes in the implementation of business applications. He was previously a director of Applix Inc., Borland Software Corporation, Carbonite, Inc., Demandware Inc., Netezza Corporation and RealPage, Inc. Mr. Kane is a Certified Public Accountant and holds a B.B.A. in accounting from the University of Notre Dame and an M.B.A. in international finance from Babson College. Mr. Kane was selected to serve on the board of directors due to his experience as a senior executive officer at a number of publicly traded companies, including as chief financial officer of several of those companies, and his experience serving on the boards of directors of other public and private companies.

Todd Krasnow

Mr. Krasnow has served as a member of our board of directors since the Closing. Mr. Krasnow served as a member of the Warehouse advisory board from May 2016 until the Closing. Mr. Krasnow has served as the President of Cobbs Capital, Inc., a private consulting company, since January 2005. Previously, Mr. Krasnow was a marketing domain expert with Highland Consumer Fund, a venture capital firm, from June 2007 until it became Porchlight Equity in February 2017, after which he was an operating partner of Porchlight Equity until November 2019. Mr. Krasnow was the Chair of Zoots, Inc., a dry-cleaning company, from June 2003 to January 2008 and Chief Executive Officer of Zoots, Inc. from February 1998 to June 2003. He served as the Executive Vice President of Sales and Marketing of Staples, Inc. from May 1993 to January 1998 and in other sales and marketing positions for Staples, Inc. from March 1986 to May 1993. Mr. Krasnow has served as a member of the C&S Wholesale Grocers advisory board since 2006. Mr. Krasnow is a director of Ecentria, a privately held online marketer of optical, outdoor and camping gear, and Kids2 Inc., a privately held baby and toddler products company. He was previously a director of Bakkavor, LTD, Carbonite, Inc. and Tile Shop Holdings, Inc. Mr. Krasnow holds a Master of Business Administration degree from the Harvard Business School and a bachelor’s degree in chemistry from Cornell University. Mr. Krasnow was selected to serve on the board of directors due to his experience as a senior executive, his experience in investment, marketing and business development, and his experience serving on the boards of directors of other public and private companies.

Vikas Parekh

Mr. Parekh has served as a member of our board of directors since the Closing. Mr. Parekh is a Managing Partner at SoftBank Investment Advisers where he focuses on investing in enterprise software and emerging technologies. Mr. Parekh has made investments and holds director seats across public and private markets. Prior to joining SoftBank Investment Advisers in March 2016, Mr. Parekh worked in private equity at Kohlberg Kravis Roberts & Co. L.P., a global investment firm, and in consulting at Boston Consulting Group, a global consulting firm. Mr. Parekh holds an MBA from Harvard Business School and a Bachelor of Science degree in Electrical Engineering and a Master of Science degree in Electrical and Computer Engineering from Georgia Institute of Technology. Mr. Parekh was selected to serve on the board of directors due to his extensive experience in the emerging technologies space.

Daniela Rus

Prof. Rus has served as a member of our board of directors since March 1, 2023. Prof. Rus has been a professor at the Massachusetts Institute of Technology (MIT) since 2004 and currently serves in a number of positions, including the Andrew (1956) and Erna Viterbi Professor of Electrical Engineering and Computer Science since 2004, the Director of the Computer Science and Artificial Intelligence Laboratory (CSAIL) since 2012 and the MIT Director of the DAF-MIT Artificial Intelligence Accelerator since 2019. Prof. Rus also served as the Deputy Dean of Research for Schwarzman College of Computing at MIT from 2019 to 2022. Prior to joining MIT, Prof. Rus was a professor in the Computer Science Department at Dartmouth College from 1994 to 2003. Prof. Rus’ research interests are in robotics and artificial intelligence, and the key focus of her research is to develop the science and engineering of autonomy. Prof. Rus is a senior visiting fellow at MITRE Corporation, serves as a USA expert for Global Partnerships in AI, serves on the board of trustees for Mohamed bin Zayed University of Artificial Intelligence (MBZUAI) and on the board of directors of Mass Robotics and serves as a member of several other advisory boards of technical companies. Prof. Rus served as a member of the President’s Counsel of Advisors on Science and Technology (PCAST) and on the Defense Innovation Board. Prof. Rus is a MacArthur Fellow, a fellow of the Association for Computing Machinery (ACM), the Association for the Advancement of Artificial Intelligence (AAAI), the Institute of Electrical and Electronics Engineers (IEEE) and the American Academy of Arts and Sciences (AAAS), and a member of the National Academy of Engineering. She is the recipient of the Engelberger Award for robotics, the IEEE RAS Pioneer award, IEEE RAS Technical award, Mass TLC Innovation Catalyst Award, and the IJCAI John McCarthy Award. Prof. Rus holds a bachelor’s degree in computer science from the University of Iowa and earned her Ph.D in Computer Science from Cornell University. Prof. Rus was selected to serve on the board of directors due to her research and leadership experience and her field-leading expertise in robotics, artificial intelligence and data science.

Merline Saintil

Ms. Saintil has served as a member of our board of directors since the Closing. Ms. Saintil served as a member of the Warehouse advisory board from October 2021 until the Closing. Ms. Saintil has served as a technology and business executive at Fortune 500 and privately held companies, including Intuit Inc., a financial software company, Yahoo! Inc., a web services provider, PayPal holdings Inc., a financial technology company, Adobe Inc., a computer software company, Joyent Inc., a cloud computing software company, and Sun Mircrosystems, Inc., a technology company. From April 2019 to February 2020, Ms. Saintil was the Chief Operating Officer, R&D-IT of Change Healthcare Inc., a healthcare technology company. Prior to that, she served as Head of Operations, Product and Technology at Intuit from November 2014 to August 2018, and as Head of Operations of Mobile and Emerging Products at Yahoo from January to November 2014. Ms. Saintil has served as a board member of Banner Corporation (BANR), a bank holding company, since March 2017 and Alkami Technology (ALKT), a leading cloud-based digital banking solutions company, from October 2020 to December 2022. She has also served as a board member of Gitlab Inc. (GTLB), a provider of a DevOps platform to develop, secure and operate software, since November 2020; Evolv Technologies Holdings, Inc. (EVLV), a touchless human security platform company, since January 2021; Rocket Lab USA, Inc. (RKLB), a space exploration company, since June 2021; and TD SYNNEX Corporation (SNX), a global distributor and solutions aggregator for the IT ecosystem, since September 2021. Ms. Saintil earned her Bachelor of Science degree from Florida Agricultural and Mechanical University and her Master of Science degree from Carnegie Mellon. Ms. Saintil was selected to serve on the board of directors due to her executive leadership experience, her extensive experience in technology, enterprise risks, cybersecurity, talent management and digital transformation, and her experience serving on the boards of directors of other public companies.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the directors receiving a plurality of the votes cast in person or by proxy at the meeting will be elected. You may vote either FOR each nominee or WITHHOLD your vote from each nominee. Votes that are withheld will not be included in the vote tally for the election of directors. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm for the election of directors. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

The proxies will be voted FOR the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The proposal for the election of directors relates solely to the election of directors nominated by our board of directors.

The board of directors recommends voting “FOR” the election of Richard Cohen, Rollin Ford, Charles Kane, Todd Krasnow, Vikas Parekh, Daniela Rus and Merline Saintil, each to serve for a one-year term expiring at the 2025 Annual Meeting and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation, disqualification or removal.

Executive Officers Who Are Not Directors

The following table identifies our executive officers who are not directors, and sets forth their current positions at Symbotic and their ages as of January 19, 2024.

Name	Age	Position(s) with Symbotic
William Boyd III	57	Chief Strategy Officer
George Dramalis	64	Chief Technology Officer
Carol Hibbard	56	Chief Financial Officer & Treasurer
Walter Odisho	61	Chief Manufacturing & Supply Chain Officer
Miriam Ort	43	Chief Human Resources Officer
Corey Dufresne	53	Senior Vice President, General Counsel & Secretary
Michael Dunn	50	Senior Vice President, Sales, Marketing & Product Strategy

William Boyd III, Chief Strategy Officer

Mr. Boyd has served as our Chief Strategy Officer since the Closing. Mr. Boyd served as Chief Strategy Officer of Symbotic LLC from February 2020 until the Closing. In this role, Mr. Boyd is responsible for planning and directing various operational, financial, administrative and strategic activities for Symbotic. He has more than 12 years of extensive distribution and logistics industry experience. Since February 2020, Mr. Boyd has also served as the Chief Legal Officer of C&S Wholesale Grocers. Prior to joining Symbotic LLC, Mr. Boyd served from April 2019 to February 2020 as the chief legal officer at Imperial Dade Intermediate Holdings, LLC, a high-growth food service packaging and supplies distribution company. Mr. Boyd also held the roles of general counsel and chief legal officer at C&S Wholesale Grocers from March 2009 to February 2018 and February 2018 to April 2019, respectively, and in those roles, Mr. Boyd was involved in the initial investment by Mr. Cohen in CasePick Systems LLC, which later became Warehouse. Mr. Boyd has a diverse educational background, with a Juris Doctor degree from Duke University, Master of Business Administration degree from Babson College and a Bachelor of Arts degree in history and psychology from Williams College.

George Dramalis, Chief Technology Officer

Mr. Dramalis has served as our Chief Technology Officer since October 2022 and served as our Chief Information Officer from the Closing to October 2022. Mr. Dramalis served as Chief Information Officer at Symbotic LLC from June 2020 until the Closing. In his role, Mr. Dramalis is responsible for managing all of Symbotic’s strategic information and technology services and procedures leading to outcomes that align with our business goals and for developing the physical elements of Symbotic’s product roadmap, including robots, structures and industrial automation. He is also responsible for the progression of Symbotic’s engineering capabilities for next generations of innovations and system deployments. Mr. Dramalis brings over 20 years of experience in information services management. Mr. Dramalis has extensive industry experience, and prior to joining Symbotic LLC, he was Chief Information Officer at C&S Wholesale Grocers from January 2011 to June 2020. Before that, he was Vice President and Chief Information Officer at Sharp Electronics Corporation. Prior to Sharp, Mr. Dramalis worked for KPMG Consulting as a manager of systems implementation, supporting clients such as Compaq, Deutsche Bank, Kodak, Tyson Foods and US Cellular. Mr. Dramalis has a Master of Arts degree in economics and a Master of Arts degree in finance from Webster University, Geneva, Switzerland.

Carol Hibbard, Chief Financial Officer and Treasurer

Ms. Hibbard served as our Chief Financial Officer designate from October 2023 until December 2023 and has served as our Chief Financial Officer and Treasurer since December 15, 2023. Ms. Hibbard has more than 25 years of finance and accounting leadership experience. Prior to joining Symbotic, Ms. Hibbard served as Senior Vice President and Controller at The Boeing Company, a major aerospace firm, since April 2021. Before that, Ms. Hibbard held various strategic and financial roles with The Boeing Company, including Vice President and Chief Financial Officer of Boeing Defense, Space & Security (“BDS”) from May 2017 through April 2021, Controller of BDS from January 2017 until May 2017 and as Vice President and Chief Financial Officer of The Boeing Company’s former Engineering, Operations & Technology organization from April 2015 until January 2017. Prior to that, Ms. Hibbard held successive executive positions in financial planning & analysis, estimating, and procurement and supported numerous business unit programs since joining The Boeing Company in 1996. Ms. Hibbard earned a Bachelor of Science degree in statistics and business from the University of Pittsburgh and a Master of Business Administration degree from Virginia Polytechnic University.

Walter Odisho, Chief Manufacturing & Supply Chain Officer

Mr. Odisho has served as Chief Manufacturing & Supply Chain Officer of the Company since October 2023 and was our Senior Vice President of Manufacturing from February 2023 until October 2023. In this role, he leads teams responsible for strategic sourcing, supply chain, manufacturing & quality, project execution & implementation, commissioning, and customer site safety. Mr. Odisho has over 30 years of experience in operations, engineering and manufacturing, with a proven history of implementing strategies that facilitate growth in quality, safety and productivity. Prior to joining Symbotic, Mr. Odisho served as VP of Operations Fulfillment at Amazon.com, Inc. from April 2021 until February 2023. Prior to that, he was VP of Manufacturing, Safety & Quality for Boeing Commercial Airplanes from December 2013 to April 2021, where he led a global production system. Prior to Boeing, Mr. Odisho was Vice President/General Manager, Manufacturing and Operations at Toyota, where he spent over 24 years in senior manufacturing roles and led the company’s largest manufacturing facility across the globe. Mr. Odisho graduated from The Wharton School’s Toyota Executive Development, Business Administration and Management program and holds a B.S. in Industrial Engineering from California State University, Fresno.

Miriam Ort, Chief Human Resources Officer

Ms. Ort has served as Chief Human Resources Officer of the Company since November 2022. In this role, she is responsible for leading the overall human resources strategy, leadership development, talent acquisition, diversity and inclusion, organizational design, cultural development, compensation and benefits, human resources operations and technology and employee relations. Ms. Ort also serves as the Chief Human Resources Officer of C&S Wholesale Grocers, a position she has held since December 2019. Prior to joining C&S Wholesale Grocers, Ms. Ort served from April 2017 to December 2019 as the senior vice president, human resources at Avis Budget Group, a global provider of mobility solutions. From September 2008 until April 2017, Ms. Ort served in a number of senior and executive human resources roles at PepsiCo, Inc., including serving as Head of HR – Pepsi Co UK & Ireland, from February 2015 to April 2017. Ms. Ort holds a Masters in HR Management from Rutgers University and a Bachelor of Arts degree in English from Thomas Edison State University.

Corey Dufresne, Senior Vice President, General Counsel and Secretary

Mr. Dufresne has served as our Senior Vice President, General Counsel and Secretary since January 2023 and was our Vice President, General Counsel and Secretary from the Closing to January 2023. Mr. Dufresne served as Vice President & General Counsel of Symbotic LLC from November 2011 until the Closing. In this role, Mr. Dufresne heads Symbotic’s legal group with more than 20 years of experience in business and securities law, mergers and acquisitions, venture capital and corporate finance. Mr. Dufresne is responsible for leading Symbotic’s approach to technology licensing, regulatory compliance, intellectual property and all negotiations and business agreements. Prior to joining Symbotic LLC, Mr. Dufresne served as Vice President, General Counsel and Corporate Secretary for Netezza Corporation from May 2009 to May 2011. Prior to his role at Netezza, he spent nine years at WilmerHale in Boston in the Corporate Law section and two years as an associate at Jones Walker in New Orleans. Mr. Dufresne has a Bachelor of Arts degree in economics and political science from McGill University, a Master of Arts degree in comparative and international politics from the University of Cape Town and a Juris Doctor degree from Tulane Law School.

Michael Dunn, Senior Vice President, Sales, Marketing & Product Strategy

Mr. Dunn has served as our Senior Vice President of Sales, Marketing & Product Strategy since January 2023 and was our Vice President of Sales, Marketing & Product Strategy from the Closing to January 2023. Mr. Dunn served as Vice President, Sales, Marketing & Product Strategy at Symbotic LLC from May 2017 until the Closing. His team leads Symbotic’s customer relationships, helps define the direction of the Symbotic system to ensure it remains a world-class, market-leading solution and assists in identifying key partners to enable the organization and technology to scale alongside customer growth. Prior to joining Symbotic, Mr. Dunn held the role of Group Vice President Sales & Marketing at Fortna Inc. from December 2008 to May 2017, where he and his team helped some of the world’s biggest brands transform their distribution operations into a competitive advantage. Before that, Mr. Dunn was an early employee at Manhattan Associates, a global supply chain solutions provider, for 12 years. As Vice President of Sales at Manhattan Associates, he played an integral role in helping the company grow from a $5 million startup to a $300 million public company. Mr. Dunn is a Council of Supply Chain Management Professionals (CSCMP) member and graduate of Purdue University with a bachelor’s degree in mechanical engineering.

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP
AS SYMBOTIC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 28, 2024

Symbotic’s stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Grant Thornton LLP as Symbotic’s independent registered public accounting firm for the fiscal year ending September 28, 2024. Grant Thornton LLP has served as Symbotic’s independent registered public accounting firm since 2021.

The audit committee is solely responsible for selecting Symbotic’s independent registered public accounting firm for the fiscal year ending September 28, 2024. Stockholder approval is not required to appoint Grant Thornton LLP as Symbotic’s independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Grant Thornton LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Grant Thornton LLP. If the selection of Grant Thornton LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Symbotic and its stockholders.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from Grant Thornton LLP for the audit of the consolidated financial statements and for other services provided during the fiscal years ended September 30, 2023 and September 24, 2022.

	Fiscal Year	Fiscal Year
Fee Category	2023	2022
Audit fees(1)	$2,257,500	$1,684,420
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total Fees	$2,257,500	$1,684,420

(1)
Audit fees consist of fees for professional services rendered in connection with the audits of Symbotic’s annual financial statements, quarterly review of financial statements, and audit services provided in connection with other regulatory filings. Audit fees also include accounting consultations and research related to the annual audit.
(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit fees.” There were no audit-related fees for fiscal years 2023 and 2022.
(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning. There were no tax fees for fiscal years 2023 and 2022.
(4)
There were no other fees for fiscal years 2023 and 2022.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

No services were provided to us by Grant Thornton LLP other than in accordance with the pre-approval policies and procedures described above since the adoption of those policies and procedures in 2023.

Change in Accountants

On June 7, 2022, our audit committee dismissed Marcum LLP, SVF’s independent registered public accounting firm prior to the Closing of the Business Combination, as our independent registered public accounting firm.

Marcum LLP’s report on the financial statements of SVF, our legal predecessor, as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and the period from December 11, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph regarding SVF’s ability to continue as a going concern. During the fiscal years ended December 31, 2020 and December 31, 2021, and through March 31, 2022, there were no disagreements between SVF or us, as applicable, and Marcum LLP on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum LLP, would have caused it to make reference to the subject matter of the disagreements in its reports on our financial statements for such period. During the fiscal years ended December 31, 2020 and December 31, 2021, and through March 31, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), other than the material weaknesses in SVF’s internal controls identified by management related to the accounting for certain complex instruments, which resulted in the restatement of SVF’s balance sheet as of March 11, 2021 and its interim financial statements for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021.

On June 7, 2022, our audit committee approved the engagement of Grant Thornton LLP as our independent registered public accounting firm, effective immediately upon the termination of Marcum LLP’s relationship as our independent registered public accounting firm. Grant Thornton LLP served as independent registered public accounting firm of Warehouse prior to the Business Combination. During the years ended September 25, 2021 and September 26, 2020 and the subsequent interim period through June 7, 2022, we or Warehouse, as applicable, did not consult with Grant Thornton LLP with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our or Warehouse’s financial statements, and neither a written report nor oral advice was provided to us or Warehouse, as applicable, that Grant Thornton LLP concluded was an important factor considered by us or Warehouse, as applicable, in reaching a decision as to any accounting, auditing, or financial reporting issue, or (2) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast FOR this proposal is required to ratify the appointment of our independent public accountant. Votes that are abstained will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee has authority to vote your unvoted shares held by the firm on this proposal. If your broker, bank or other nominee does not exercise this authority, such non-votes by your broker, bank or other nominee will have no effect on the results of this vote.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Grant Thornton LLP as Symbotic’s independent registered public accounting firm for the fiscal year ending September 28, 2024.

CORPORATE GOVERNANCE

Board Composition

Our board of directors is currently comprised of seven members. Richard Cohen is the chair of our board. The primary responsibilities of our board are to provide oversight, strategic guidance, counseling and direction to management. Our board meets on a regular basis and additionally, as required. All directors are elected by the stockholders at each annual meeting to serve from the time of their election until the date of the annual meeting of stockholders next following the annual meeting at which such director was elected, or until their earlier death, retirement, resignation, disqualification or removal.

Director Independence

Our board of directors has adopted independence standards that mirror the criteria specified by applicable laws and regulations of the SEC and the Listing Rules of Nasdaq.

Our board of directors has determined that all members of the board of directors, except Richard Cohen, are independent directors, including for purposes of the rules and regulations of the SEC and Nasdaq. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Cohen is not an independent director under these rules because he is Symbotic’s Chief Executive Officer.

Board Leadership Structure

The board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the board continues to monitor developments in corporate governance as well as the approaches our peers undertake.

The board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of chair of the board (“chair”) and chief executive officer in any manner that it determines to be in the best interests of Symbotic at any point in time. Our chair and our chief executive officer are currently the same person, Richard Cohen. Our board of directors does not currently have a policy as to whether the role of chair and the chief executive officer should be separate. Our board of directors believes that Symbotic and its stockholders are best served by maintaining the flexibility to determine whether the chair and chief executive officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. If the chair is not an independent director, the nominating and corporate governance committee may designate an independent director to serve as lead director, who must be approved by the majority of the independent directors. A lead director has not been designated. However, the chair is free, as is the board of directors as a whole, to call upon any one or more directors to provide leadership in a given situation should a special need arise.

The board of directors, including each of its committees, also has complete and open access to any member of Symbotic’s management and the authority to retain independent advisors as the board or such committee deems appropriate. In addition, all members of the audit Committee, the compensation committee and the nominating and corporate governance committee are independent directors, and the committee chairs have authority to hold executive sessions without management and non-independent directors present.

Additionally, pursuant to our Investment and Subscription Agreement with Walmart and subject to Walmart’s continued beneficial ownership of specified amounts of our common stock, Walmart is entitled to designate a Walmart employee of a certain seniority level to attend all meetings of the board in a nonvoting observer capacity. Subject to the limitations specified in the Investment and Subscription Agreement, a Walmart employee of the required seniority has attended meetings of the board from time to time in a nonvoting observer capacity.

As discussed further under “Certain Relationships and Related Party Transactions—Board Observer Agreements,” we entered into a series of Board Observer Agreements to permit, subject to the terms and conditions thereof, Jill Cohen, Perry Cohen and Rachel Kanter to attend and observe meetings of the board in a nonvoting observer capacity. We may terminate each agreement at any time with or without cause.

Board Diversity

Although the board does not have a formal policy regarding diversity and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the board, the nominating and corporate governance committee and the full board are committed to creating a board of directors with diversity, including diversity of expertise, experience, background and gender, and are committed to identifying, recruiting and advancing candidates offering such diversity in future searches. The nominating and corporate governance committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the board. Nominees are not discriminated against based on race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The nominating and corporate governance committee assesses the effectiveness of this approach as part of its review of the board’s composition as well as in the course of the board’s and nominating and corporate governance committee’s self-evaluation.

The following Board Diversity Matrix presents our board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. As we pursue future board recruitment efforts, our nominating and corporate governance committee will continue to seek out candidates who can contribute to the diversity of views and perspectives of the board in accordance with the Criteria for Nomination as a Director attached as Attachment A to our Corporate Governance Guidelines. This includes seeking out individuals of diverse ethnicities, a balance in terms of gender, and individuals with diverse perspectives informed by other personal and professional experiences.

Board Diversity Matrix (as of January 19, 2024)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Asian	0	1	0	0
White	1	4	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our investor relations website, available at ir.symbotic.com. The information on our website is not deemed to be incorporated in or to be part of this proxy statement.

The table below shows membership as of January 19, 2024 for each of the standing committees of our board of directors.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Charles Kane*	Todd Krasnow*	Merline Saintil*
Rollin Ford	Merline Saintil	Rollin Ford
Vikas Parekh		Vikas Parekh

* Denotes committee chair.

Audit Committee

Our audit committee is responsible for, among other things:

•
appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•
discussing with our independent registered public accounting firm their independence from management;
•
reviewing with our independent registered public accounting firm the scope and results of their audit;
•
approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•
overseeing the activities and organization of our internal audit function, reviewing the effectiveness of the internal audit function and reviewing internal audit reports;
•
overseeing the financial reporting process and discussing with management, internal auditors and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•
overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•
reviewing our policies on risk assessment and risk management;
•
reviewing related person transactions; and
•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee currently consists of Charles Kane, Rollin Ford and Vikas Parekh, with Charles Kane serving as chair. Rule 10A-3 of the Exchange Act and Nasdaq rules require that our audit committee be composed entirely of independent members. Our board of directors has affirmatively determined that each member of our audit committee meets the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and Nasdaq rules. Each member of our audit committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our board of directors has determined that Charles Kane qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors has adopted a written charter for the audit committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement. During the fiscal year ended September 30, 2023, the audit committee met eight times.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Our compensation committee is responsible for, among other things:

•
reviewing and approving, or recommending for approval by our board of directors, the compensation of our Chief Executive Officer and other executive officers;
•
reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans, policies and programs and administering equity-based plans;
•
reviewing and making recommendations to our board of directors relating to management succession planning, including for our Chief Executive Officer;
•
making recommendations to our board of directors regarding the compensation of our directors;
•
retaining compensation consultants for the committee and overseeing those compensation consultants; and
•
reviewing our strategies related to human capital management and reviewing and discussing with management our strategies in support of an inclusive and diverse company culture.

Our compensation committee currently consists of Todd Krasnow and Merline Saintil with Todd Krasnow serving as chair. Our board of directors has affirmatively determined that each member of our compensation committee meets the definition of “independent director” for purposes of serving on the compensation committee under Nasdaq rules and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors has adopted a written charter for the compensation committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement. During the fiscal year ended September 30, 2023, the compensation committee met seven times.

The compensation committee charter grants the compensation committee sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other advisor, including the authority to approve the consultant’s reasonable compensation. The compensation committee may select such advisors, or receive advice from any other advisor, only after taking into consideration all factors relevant to that person’s independence from management, including those independence factors enumerated by Nasdaq rules. Additionally, under the compensation committee charter, the compensation committee may form and delegate its authority to one or more subcommittees as it deems appropriate from time to time under the circumstances, including a subcommittee consisting of a single member and a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act and the regulations thereunder, as amended.

The compensation committee consults with members of our management team, including our Chief Executive Officer and our Chief Human Resources Officer, when making compensation decisions. Our Chief Executive Officer and Chief Human Resources Officer work closely with the compensation committee and provide the compensation committee with performance assessments and compensation recommendations for each executive officer (other than our Chief Executive Officer), based on each executive officer’s level of performance and corporate performance. While the compensation committee considers the recommendations of our Chief Executive Officer and Chief Human Resources Officer, the compensation committee ultimately uses its own business judgment and experience in approving, or making recommendations to the board of directors where applicable regarding, individual compensation elements and the amount of each element for our executive officers. Our Chief Executive Officer and Chief Human Resources Officer recuse themselves from all determinations regarding their own compensation.

The compensation of our executive officers will be reviewed at least annually by our compensation committee and will be informed by the recommendations of our Chief Executive Officer and Chief Human Resources Officer. Our compensation committee will then evaluate and determine any recommended compensation adjustments or awards to our executive officers or make recommendations to the board of directors for final determination.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

•
identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•
recommending to our board of directors the directors to be appointed to each committee of our board of directors and periodically reviewing and making recommendations to our board of directors for changes or rotations of committee members, the creation of additional committees, changes in committee charters or the dissolution of committees;
•
developing and recommending to our board of directors a set of corporate governance guidelines;
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periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;
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overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and
•
reviewing and making recommendations to our board of directors relating to management succession planning, including for our Chief Executive Officer.

Our nominating and corporate governance committee currently consists of Merline Saintil, Rollin Ford and Vikas Parekh, with Merline Saintil serving as chair. Our board of directors has affirmatively determined that each member of our nominating and corporate governance committee meet the definition of “independent director” under Nasdaq rules. Our board of directors has adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement. During the fiscal year ended September 30, 2023, the nominating and corporate governance committee met four times.

Identifying and Evaluating Director Nominees

Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year. Our nominating and corporate governance committee is responsible for recommending to the board the director nominees for election at each annual meeting of stockholders.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

In making such recommendations, the nominating and corporate governance committee also considers candidates proposed by stockholders. The nominating and corporate governance committee reviews and evaluates information available to it regarding candidates proposed by stockholders and applies the same criteria, and follows substantially the same process in considering them, as it does in considering other candidates.

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors and as set forth in the Criteria for Nomination as a Director attached as Attachment A to our Corporate Governance Guidelines and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee recommended nominee for a position on our board of directors are as follows:

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Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
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Nominees should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.
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Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of the board and its committees.
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Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.
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Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director.

•
The diversity of viewpoints, background and experience on the board should be valued. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary or our chief executive officer at 200 Research Drive, Wilmington, MA 01887 no later than the close of business on the 120th day prior to the one-year anniversary of the date on which the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting and should include the appropriate biographical and background material and other requirements outlined in our Criteria for Nomination as a Director. If our board of directors determines to nominate a stockholder recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals and nominees.

Board and Committee Meetings Attendance

The full board of directors met six times during fiscal year 2023. During fiscal year 2023, each member of the board of directors attended in person or participated in 75% or more of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which such person has been a director), and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting. However, directors are encouraged to attend the Annual Meeting of stockholders to the extent practicable.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits the following types of transactions in our stock by our executive officers, directors and employees: short sales; transactions in puts, calls or other derivative securities involving our stock (although the policy does not prohibit exercising any employee stock option or stock appreciation right which may be issued by us from time to time); hedging or monetization arrangements relating to our stock; purchasing our stock on margin; and entering into margin loans or other transactions involving the pledging of our stock.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that will apply to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code can be found at ir.symbotic.com/corporate-governance/documents-charters under the link “Code of Business Conduct and Ethics.” In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code of business conduct and ethics. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Compensation Committee Interlocks and Insider Participation

The directors who served as members of the compensation committee during the fiscal year ended September 30, 2023 were Todd Krasnow and Merline Saintil. Neither of the members of the compensation committee has at any time been an officer or employee of Symbotic. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions or, in the absence of such committee, the entire board) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Role of Board in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to the implementation of our business model, our ability to compete in the markets we serve, our ability to raise financing in the future, potential cyberattacks and intrusions and the protection of our intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management.

Communication with the Directors of Symbotic

Any interested party with concerns about our company may report such concerns to the board of directors or the chair of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Symbotic Inc.
200 Research Drive
Wilmington, Massachusetts 01887

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.

A copy of any such written communication may also be forwarded to Symbotic’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Symbotic’s legal counsel, with independent advisors, with non-management directors, or with Symbotic’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we may receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Symbotic regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Symbotic has also established a toll-free telephone number for the reporting of such activity, which is 1-844-246-9965.

EXECUTIVE COMPENSATION

As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have opted to comply with the executive compensation disclosure requirements applicable to emerging growth companies.

Overview

The compensation provided to Symbotic’s named executive officers (“Named Executive Officers” or “NEOs”) for the fiscal years ended September 30, 2023 and September 24, 2022 is detailed in the Summary Compensation Table and accompanying footnotes and narrative that follow. Symbotic’s NEOs as of September 30, 2023 were:

•
Richard Cohen, Chair, President and Chief Executive Officer*
•
Michael Loparco, former Chief Executive Officer**
•
Thomas Ernst, former Chief Financial Officer***
•
Walter Odisho, Chief Manufacturing & Supply Chain Officer****

* Mr. Cohen served as the Chair and Chief Executive Officer of Symbotic until April 4, 2022, at which time Michael Loparco was appointed Chief Executive Officer. Mr. Cohen was subsequently appointed Chief Executive Officer of Symbotic on November 19, 2022.

** Mr. Loparco served as Chief Executive Officer of Symbotic from April 4, 2022 until November 19, 2022.

*** Mr. Ernst served as Chief Financial Officer of Symbotic from September 10, 2020 until December 15, 2023.

**** Mr. Odisho joined Symbotic on February 6, 2023.

The objective of Symbotic’s compensation program is to provide a total compensation package to each Named Executive Officer that enables Symbotic to attract, motivate and retain outstanding individuals, encourage individual and collective contributions to the successful execution of Symbotic’s short- and long-term business strategies and reward Named Executive Officers for performance. The compensation committee of Symbotic’s board of directors (the “compensation committee”) is responsible for, among other things, reviewing and approving, or recommending for approval by our board of directors, the compensation of the NEOs. Prior to the Closing, the Board of Managers of Warehouse, which was comprised solely of Mr. Cohen, as the Board of Managers of the sole member of Symbotic LLC (the “Warehouse Board”), historically determined the compensation for the NEOs.

The compensation program for the NEOs consists of base salary, incentive compensation delivered in the form of an annual cash bonus and long-term incentive compensation in the form of equity-based awards in the form of restricted stock units (“RSUs”) or performance-based restricted stock units (“PSUs”). Prior to the Closing, Symbotic LLC historically granted long-term incentive awards to NEOs in the form of Class C Units of Warehouse, as described below.

Chair, President and Chief Executive Officer Compensation—Mr. Cohen did not receive any cash or equity compensation from Symbotic for his services as Chair or as the President and Chief Executive Officer of Symbotic. Prior to the Closing, Mr. Cohen did not receive any cash compensation from either Symbotic LLC or Warehouse for his service as Chair of the Warehouse Board or as an employee and Chief Executive Officer of Symbotic LLC.

Base Salary—Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with each executive’s duties and authorities, contributions, prior experience and performance. For each of Messrs. Loparco, Ernst and Odisho, base salary for fiscal year 2023 was $700,000, $375,000 and $400,000, respectively. As noted above, no base salary was paid to Mr. Cohen.

Annual Cash Bonus—Annual cash bonuses are paid to incentivize the Named Executive Officers (excluding Mr. Cohen) in recognition of performance for the fiscal year and are paid at the discretion of the board of directors. For the fiscal year ended September 30, 2023, the target bonus opportunity for each of Messrs. Loparco, Ernst and Odisho as a percentage of annual base salary was 100%, 50% and 50%, respectively. For fiscal year 2023, the annual cash bonus opportunities for the Named Executive Officers were based on the achievement of revenue and adjusted EBITDA targets. Based on actual performance results for the revenue and adjusted EBITDA metrics, the compensation committee, upon the recommendation of our Chief Executive Officer, determined not to pay fiscal year 2023 bonuses to the NEOs.

Long-Term Incentive Compensation—Symbotic grants long-term incentive awards in the form of RSUs or PSUs awarded pursuant to the Symbotic Inc. 2022 Omnibus Incentive Compensation Plan (the “Incentive Compensation Plan”).

•
Restricted Stock Units—The compensation committee may grant awards of RSUs under the Incentive Compensation Plan in such amounts and subject to such terms and conditions as the compensation committee may determine. On the delivery date specified in the award agreement, the recipient of each RSU not previously forfeited or terminated will receive one share of Symbotic Class A common stock, or cash or other securities or property equal in value to a share of Class A common stock, or a combination thereof, as specified by the compensation committee.
•
Performance-Based Restricted Stock Units—The compensation committee may grant awards of PSUs under the Incentive Compensation Plan in such amounts and subject to such terms and conditions as the compensation committee may determine. The number of PSUs actually earned by the recipient relates to the achievement of performance goals as determined by the compensation committee.

The compensation committee has approved an equity compensation program for eligible Symbotic employees consisting of an annual grant of RSUs and/or PSUs under the Incentive Compensation Plan. The RSUs generally vest over a three-year period, with one-third cliff vesting on the first anniversary of the grant date and the remaining portion of the RSUs vesting over the next two years in eight equal quarterly installments, subject to continued employment with the Company. The PSUs, which are generally granted to Symbotic’s senior executives, including the NEOs, generally vest, subject to continued employment with the Company, on the third anniversary of the grant date, to the extent the performance-vesting conditions of the PSUs are met.. The compensation committee may adjust the mix of RSUs and PSUs granted, as well as the performance metrics used and the performance periods for future awards granted under the equity compensation program. In fiscal year 2023, the annual grants for senior executives, including the NEOs, were made in late January and early February 2023 and were a mix of 67% RSUs (by grant date fair value) and 33% PSUs. In fiscal year 2023, the performance goals for the PSUs were based on the achievement of revenue and free cash flow targets over fiscal years 2023 through 2025, with 30% of the PSUs earned based on performance in fiscal year 2023 and 70% of the total PSU earned based on performance over fiscal years 2023 through 2025.

On February 6, 2023, Mr. Odisho received 350,631 RSUs pursuant to the terms of his offer letter and Mr. Ernst received 93,502 RSUs and 46,750 PSUs as his annual awards under the equity compensation program.

Prior to the Closing, Symbotic LLC granted long-term incentive awards in the form of Class C Units awarded pursuant to the Symbotic LLC 2012 Incentive Units Plan. Class C Units were intended to be structured as profits interests in Warehouse issued to employees, officers and directors of Symbotic LLC pursuant to individual equity grant agreements. Executives generally received Class C Units that vested ratably over five years, subject to continued employment. Upon a change in control (as defined in the applicable award agreement), outstanding awards of Class C Units would accelerate such that 50% of the then unvested units at the time of the change in control vest. The transactions contemplated by the Merger Agreement did not constitute a change in control for purposes of the Class C Units. Pursuant to the terms of the Fifth Amended and Restated Limited Liability Company Agreement of Warehouse, dated as of April 30, 2021, a trust of which members of Mr. Cohen’s family are the beneficiaries held a residual interest in any Class C Units that were not awarded to, or were forfeited by or repurchased from, current or former employees or other service providers from time to time. In connection with the consummation of the Company Reorganization and the Business Combination, each outstanding and vested Class C Unit was converted into the right to receive a number New Symbotic Holdings Common Units pursuant to the Company Merger Agreement and the Merger Agreement.

Executive Offer Letters and Separation Agreements

Mr. Loparco was party to an offer letter with Symbotic LLC, dated as of March 24, 2022 (the “Loparco Offer Letter”), that set forth the terms of Mr. Loparco’s employment, including his initial base salary, a target bonus in the amount of 100% of base salary, and the severance payments and benefits described below under “—Potential Payments Upon Termination or Change of Control.” The Loparco Offer Letter also provided for the grant of RSUs and PSUs relating to an aggregate number of shares equal to $12,000,000 divided by the five-day average closing price per share of Class A common stock during the first five trading days following but not including the date of the Closing, one-third of which was in the form of RSUs that would vest over three years, and the remaining two-thirds of which were in the form of PSUs that would vest on the third anniversary of the PSU award grant date to the extent that the performance vesting conditions were achieved, in each case subject to Mr. Loparco’s continued employment through the applicable vesting date.

As previously disclosed on a Current Report on Form 8-K, filed with the SEC on November 19, 2022, Mr. Loparco resigned from his positions as Chief Executive Officer and a member of the board of directors effective as of November 19, 2022. In connection with his resignation, Symbotic and Mr. Loparco entered into a separation agreement (the “Separation Agreement”) which provides that Mr. Loparco will receive aggregate severance payments of $1,050,000, payable in accordance with Symbotic’s normal payroll schedule over a period of 18 months, and a payment of $700,000 representing his target annual cash incentive for 2022, payable in December 2022. Symbotic will also (i) reimburse Mr. Loparco for up to $30,000 for remaining lease expenses incurred by him for his Wilmington, Massachusetts area accommodations, (ii) provide for up to $20,000 for legal fees incurred by Mr. Loparco in connection with the entry into the Separation Agreement and (iii) agree to not seek repayment or forfeiture of Mr. Loparco’s sign-on bonus paid pursuant to the terms of the Loparco Offer Letter regarding his hiring as the Chief Executive Officer. The Separation Agreement further provides that Mr. Loparco will, subject to the terms and conditions therein, serve as a special advisor to the board of directors until January 19, 2023 and will receive $200,000 in advisory service fees in connection with such role. Mr. Loparco is entitled to continuation of group medical insurance coverage subsidized by Symbotic for the lesser of 18 months or until he becomes eligible for enrollment in group health coverage of a successor employer or otherwise. Under the Separation Agreement, Mr. Loparco is subject to (a) a general release of claims, (b) confidentiality, non-solicitation and non-disparagement provisions, and (c) non-compete provisions for a period of one year after the completion of his advisory services.

Mr. Ernst was party to an offer letter with Symbotic LLC, dated as of September 1, 2020 (the “Ernst Offer Letter”), that sets forth the terms of Mr. Ernst’s employment, including his initial base salary, a target bonus in the amount of 50% of base salary, and the severance payments and benefits described below under “—Potential Payments Upon Termination or Change of Control.” The Ernst Offer Letter also provided for the grant of Class C Units equal to 0.25% of the current common units of Warehouse on a fully diluted basis that would vest 20% on the first anniversary of his start date and 5% per quarter thereafter commencing three months after the first anniversary of his start date, in each case subject to Mr. Ernst’s continued employment through the applicable vesting date.

As previously disclosed on a Current Report on Form 8-K, filed with the SEC on October 2, 2023, Mr. Ernst retired from his positions as Chief Financial Officer and Treasurer effective as of December 15, 2023. In connection with his retirement, Symbotic and Mr. Ernst entered into a transition agreement (the “Transition Agreement”) which provided December 15, 2023 as the effective date of his retirement and that he will serve as a consultant to Symbotic’s Chief Executive Officer and new Chief Financial Officer through September 28, 2024 following his retirement. Pursuant to the Transition Agreement, Mr. Ernst will receive (i) aggregate severance payments of $375,000, payable in accordance with Symbotic’s normal payroll schedule over a period of twelve (12) months, (ii) aggregate consulting fee payments of $50,000, payable in nine equal monthly payments during the period in which he serves as a consultant, (iii) continued vesting of his September 10, 2020 incentive unit award through September 28, 2024 and (iv) continued vesting of his February 6, 2023 restricted stock unit award through September 28, 2024 (collectively, the “Severance Benefits”). Mr. Ernst will also receive his annual bonus for fiscal year 2023 based on the company bonus achievement percentage applicable to Symbotic’s executive leadership team, payable on the regularly scheduled payday upon which bonuses for fiscal year 2023 are paid to Symbotic’s executive leadership team. Mr. Ernst will also be entitled to continuation of group medical insurance coverage subsidized by Symbotic through December 31, 2024. Under the Transition Agreement, the Severance Benefits will be furnished and paid, subject to applicable withholdings and deductions, contingent on, among others: (a) continued compliance with the confidentiality, non-solicitation and non-disparagement provisions contained in the Transition Agreement, (b) continued compliance with his non-compete provisions for a period of one year following the end of his consulting services, (c) an agreement not to transfer shares of Symbotic Class A common stock for a period of four months following his retirement date and (d) Mr. Ernst’s performance of certain obligations with respect to Symbotic’s periodic reporting with the SEC.

Mr. Odisho is party to an offer letter with Symbotic, dated as of January 13, 2023 (the “Odisho Offer Letter”), that sets forth the terms of Mr. Odisho’s employment, including his initial base salary of $400,000, a target bonus in the amount of 50% of base salary and a sign-on bonus in the amount of $500,000. The Odisho Offer Letter also provides for the grant of an equity award comprised of RSUs with an aggregate target value of $5,000,000, with one-third vesting in April 2024 and the remaining portion vesting in eight equal quarterly installments thereafter. Mr. Odisho is also eligible for housing reimbursement of up to $4,000 per month for six months and to participate in Symbotic’s benefit programs. Mr. Odisho will receive a performance and salary review each year as part of Symbotic’s annual review cycle. He is also eligible to participate in Symbotic’s equity compensation program, with his first eligibility for an annual equity award anticipated to occur in January 2024. The award values and vesting will be as approved by the compensation committee for Symbotic’s annual equity award program.

Benefits and Perquisites

The Named Executive Officers participate in employee benefits programs available to Symbotic employees generally, including a 401(k) plan and health and welfare programs. Pursuant to Symbotic LLC’s 401(k) plan, Symbotic matches 100% of each dollar contributed by a participant up to the first 3% of eligible compensation and 50% of each dollar contributed by a participant above 3% and up to the first 5% of eligible compensation, subject to limits under the Internal Revenue Code (the “Code”).

In addition, Named Executive Officers that are unitholders of New Symbotic Holdings, including as a result of the Class C Units of Warehouse held by such Named Executive Officers, participate in a Symbotic LLC member program (the “Member Program”) established for recipients of Class C Units. Participants in the Member Program receive certain benefits, including an annual tax preparation allowance of $10,000 for a tax advisor that is paid in pro-rata bi-weekly installments and an adjustment payment to cover social security and Medicare taxes that would have been paid by Symbotic if the holder was considered an employee instead of a member of New Symbotic Holdings. Symbotic also provides participants in the Member Program with payments to cover the tax associated with the tax preparation allowance and member adjustments, as well as a separate state tax adjustment to address the higher state income tax rates that participants will pay to states other than where they reside as a result of such participant’s partner status.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by, or paid to Symbotic’s Named Executive Officers during the fiscal years ended September 30, 2023 and September 24, 2022.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards(1)	All Other Compensation(2) ($)	Total ($)
Richard Cohen(3)	2023	$—	$—	$—	$—	$—
Chair, President and Chief Executive Officer	2022	—	—	—	—	—
Michael Loparco(4)	2023	107,692	—	—	1,542,307	1,649,999
Former Chief Executive Officer	2022	336,539	250,000	13,718,000	—	14,304,539
Thomas Ernst(5)	2023	375,000	—	2,185,126	88,801	2,648,927
Former Chief Financial Officer	2022	375,000	187,500	—	92,178	654,678
Walter Odisho(6)	2023	253,846	500,000	5,462,830	—	6,216,676
Chief Manufacturing & Supply Chain Officer

(1)
This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for RSUs and PSUs, rather than the amount paid to or realized by the named executive officer. The grant date fair value of the PSUs was calculated based on the expected value of the possible outcomes of the performance conditions related to these awards in accordance with FASB ASC Topic 718 (excluding the effects of estimated forfeitures) and assumes that all PSUs will be earned during the term of the grant.
(2)
The items comprising “All Other Compensation” for 2023 and 2022 are 401(k) plan employer contributions and benefits provided pursuant to the Member Program, as discussed in greater detail above in “—Benefits and Perquisites,” including the annual tax preparation allowance, member adjustments and tax payments paid to holders of Symbotic Holdings LLC units after the Closing and Class C Units prior to the Closing. For Mr. Loparco, the “All Other Compensation” column for 2023 also consists of the severance benefits payable in connection with his Separation Agreement. For Mr. Ernst, “All Other Compensation” consisted of $8,654 in 401(k) plan employer contributions and $80,147 in Member Program payments for 2023 and $12,200 in 401(k) plan employer contributions and $79,978 in Member Program payments for 2022. The “All Other Compensation” column for Mr. Ernst does not include any severance benefits payable in connection with the Transition Agreement, as such benefits were not accrued or payable in the 2023 fiscal year.
(3)
Mr. Cohen served as Chair and Chief Executive Officer of Symbotic until the appointment of Michael J. Loparco to the position of Chief Executive Officer, effective as of April 4, 2022, at which time Mr. Cohen became President and Chief Product Officer. On November 19, 2022, Mr. Cohen was appointed Chief Executive Officer of Symbotic.
(4)
Mr. Loparco served as Chief Executive Officer of Symbotic from April 4, 2022 until November 19, 2022.
(5)
Mr. Ernst served as Chief Financial Officer of Symbotic from September 10, 2020 until December 15, 2023.

(6)
Mr. Odisho joined Symbotic as Senior Vice President of Manufacturing on February 6, 2023 and became Chief Manufacturing & Supply Chain Officer on October 30, 2023.

Outstanding Equity Awards at Fiscal 2023 Year End

The following table presents information regarding outstanding unvested equity awards held by the Named Executive Officers as of September 30, 2023. The market value of the shares in the following table is the fair value of such shares at September 30, 2023.

		Stock Awards
Name	Date of Grant	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Richard Cohen		—	—	—	—
Michael Loparco		—	—	—	—
Thomas Ernst	9/10/2020(2)	393,800	13,164,734	—	—
	2/6/2023(3)	93,502	3,125,772	—	—
	2/6/2023(4)	—	—	46,750	1,562,853
Walter Odisho	2/6/2023(5)	350,631	11,721,594	—	—

(1)
The market value of each unvested share as of September 30, 2023 is $33.43, which was the closing price of the shares of Symbotic Class A common stock, as reported on Nasdaq.
(2)
Represents the portion of shares subject to forfeiture of the Class V-1 common stock that was issued to Mr. Ernst in connection with the Business Combination for Class C Units of Warehouse held by him at the time of the Closing. The shares of Class V-1 common stock have the same vesting as the Class C Units and vest as follows: 1/5 vest on September 10, 2021 and the remaining shares vest in equal installments over 16 quarters on the 10th of each December, March, June and September commencing on December 10, 2021. Following Mr. Ernst’s retirement from Symbotic on December 15, 2023 and pursuant to the terms of the Transition Agreement, the Class V-1 common stock will continue to vest while Mr. Ernst continues to serve as a consultant to Symbotic’s Chief Executive Officer and Chief Financial Officer through September 28, 2024.
(3)
Represents the unvested portion of the RSUs that vest as follows: 1/3 of the RSUs vest on February 6, 2024, and 1/12 of the RSUs vest quarterly thereafter, subject to Mr. Ernst’s continued service with Symbotic through each of the applicable vesting dates. Following Mr. Ernst’s retirement from Symbotic on December 15, 2023 and pursuant to the terms of the Transition Agreement, the RSUs will continue to vest while Mr. Ernst continues to serve as a consultant to Symbotic’s Chief Executive Officer and Chief Financial Officer through September 28, 2024.
(4)
Represents the unvested portion of the PSUs granted to Mr. Ernst . The performance period for the PSUs is from September 25, 2022 (the beginning of fiscal year 2023) to September 27, 2025 (the end of fiscal year 2025). The PSUs vest on the date on which the compensation committee determines the number of earned PSUs following the end of the performance period, subject to Mr. Ernst’s continued service with Symbotic through the vesting date. The PSUs were forfeited by Mr. Ernst upon Mr. Ernst’s retirement from Symbotic on December 15, 2023.
(5)
Represents the unvested portion of the RSUs granted to Mr. Odisho pursuant to the terms of his employment offer letter. The RSUs vest as follows: 1/3 of the RSUs vest on April 23, 2024, and 1/12 of the RSUs vest quarterly thereafter, subject to Mr. Odisho’s continued service with Symbotic through each of the applicable vesting dates.

Potential Payments Upon Termination or Change of Control

As discussed under “Incentive Compensation Plan and ESPP—Incentive Compensation Plan—Change of Control,” equity awards held by the NEOs vest upon certain terminations of employment or in the event that certain awards are not assumed or substituted in connection with a change of control. Pursuant to the Loparco Offer Letter, without taking into effect the actual severance payments due under the Separation Agreement, upon a termination of Mr. Loparco’s employment without cause or for good reason (in each case, as defined in the Loparco Offer Letter), Mr. Loparco is entitled, subject to execution of a release of claims, to (i) 18 months of continued base salary payments; (ii) 12 months of medical benefits continuation; and (iii) an additional severance payment equal to his prorated target bonus as of the termination date. If Mr. Loparco’s termination of employment without cause or for good reason occurs within six months following a change of control (as defined in the Loparco Offer Letter), Mr. Loparco would instead be entitled, subject to execution of a release of claims, to (i) 18 months of continued base salary payments; (ii) 18 months of medical benefits continuation; (iii) an additional severance payment equal to his target bonus as of the termination date; and (iv) immediate vesting in full of the equity awards Mr. Loparco received in August 2022, with any performance based vesting conditions deemed earned at the actual performance level for any completed performance periods and at 100% of the target level for any incomplete performance periods. For a summary of the Separation Agreement that Symbotic and Mr. Loparco entered into in connection with his resignation, see “Executive Offer Letters and Separation Agreement” above.

Pursuant to the Ernst Offer Letter, without taking into effect the actual severance payments due under the Transition Agreement, upon a termination of Mr. Ernst’s employment without cause (as defined in the non-competition agreement between Mr. Ernst and Symbotic LLC), Mr. Ernst is entitled to 12 months of continued base salary payments, subject to Mr. Ernst’s execution of a release of claims. For a summary of the Transition Agreement that Symbotic and Mr. Ernst entered into in connection with his retirement, see “Executive Offer Letters and Separation Agreement” above.

Symbotic intends to adopt an Executive Severance Plan to ensure that it will have the dedication of key executives of the company, including in connection with a future change in control of Symbotic. Symbotic expects that the Executive Severance Plan will provide market competitive severance benefits to members of senior management who experience a termination of employment without cause or a resignation for good reason. The terms of any Executive Severance Plan have not yet been determined.

Incentive Compensation Plan and ESPP

The Incentive Compensation Plan, under which we are authorized to grant cash and equity incentive awards to eligible employees in order to attract, motivate and retain the talent for which we compete, and the Employee Stock Purchase Plan (“ESPP”), which allows employees to acquire an ownership interest in Symbotic, were approved and adopted by stockholders in June 2022.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of September 30, 2023:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, Rights and RSUs (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	12,884,015(1)	—	53,802,320(2)(3)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
	12,884,015(1)	—	53,802,320(2)(3)

(1)
Represents 12,884,015 shares of Class A common stock underlying RSUs and PSUs granted under the Incentive Compensation Plan.
(2)
Consists of 51,225,522 shares of Class A common stock remaining available under the Incentive Compensation Plan and 1,576,798 shares of Class A common stock remaining available under the ESPP.
(3)
The number of shares available under the Incentive Compensation Plan is subject to an annual increase on the first trading day of each calendar year, beginning January 1, 2023 and ending on and including January 1, 2032, by a number of shares equal to the lesser of (i) 5% of the aggregate number of shares of Class A common stock outstanding on the last day of the prior calendar year and (ii) such smaller number of shares (which may be zero) as determined by the compensation committee prior to such calendar year. The number of shares available under the ESPP is subject to an annual increase on the first day of each calendar year, beginning January 1, 2023 and ending on and including January 1, 2032, equal to the lesser of (i) 1% of the aggregate number of shares of Class A common stock of Symbotic then outstanding on the final day of the immediately preceding calendar year, (ii) the number of shares that equals

2,533,208 and (iii) such smaller number of shares (which may be zero) as is determined by the compensation committee of the board of directors prior to such calendar year.

Incentive Compensation Plan

The purpose of the Incentive Compensation Plan is to assist us in attracting, motivating and retaining selected individuals who serve as our employees, directors and consultants, and whose judgment, interest and special effort are critical to the successful conduct of our operations. We believe that the equity-based awards issued under the Incentive Compensation Plan motivate recipients to offer their maximum effort to us and help focus them on the creation of long-term value consistent with the interests of our stockholders.

Administration. The compensation committee of Symbotic’s board of directors administers the Incentive Compensation Plan. The compensation committee generally has the authority to construe, interpret and implement the Incentive Compensation Plan and all award agreements issued thereunder, grant awards and determine the terms thereof, determine who receives awards and amend any outstanding award agreements. The compensation committee has full discretion to administer the Incentive Compensation Plan and may allocate among its members and delegate its powers, responsibilities or duties with respect to the Incentive Compensation Plan.

Eligibility. Employees (including prospective employees), directors and consultants of Symbotic are eligible to participate in the Incentive Compensation Plan as determined by the compensation committee.

Number of Shares Authorized. The Incentive Compensation Plan initially provided for 59,800,928 shares of Symbotic’s Class A common stock (the “Initial Share Reserve”) to be delivered, which was equal to 10% of Symbotic’s Class A common stock on a fully diluted basis as of the closing of the Business Combination, subject to adjustment in accordance with the terms of the Incentive Compensation Plan. The Initial Share Reserve is subject to an annual increase on the first trading day of each calendar year, beginning January 1, 2023 and ending on and including January 1, 2032, by a number of shares equal to the lesser of (i) 5% of the aggregate number of shares of Class A common stock outstanding on the last day of the prior calendar year and (ii) such smaller number of shares (which may be zero) as is determined by the compensation committee prior to such calendar year. As of January 5, 2024, the number of shares Symbotic’s Class A common stock authorized under the Incentive Compensation Plan, including the increases on January 1, 2023 and January 1, 2024 described in the previous sentence, is 66,985,491 (the “Share Reserve”).

The Incentive Compensation Plan also permits the compensation committee to deliver awards covering an aggregate of 8,500,000 shares of Class A common stock of Symbotic (the “Additional Pool”) solely in connection with the exchange of awards under Symbotic LLC’s 2012 Value Appreciation Plan or 2018 Long Term Incentive Plan outstanding prior to the consummation of the Business Combination, subject to such terms and conditions as the compensation committee may determine.

Shares subject to an award that is forfeited, expires or is settled for cash are available for future grants of awards under the Incentive Compensation Plan and are added back into the Share Reserve. Shares tendered by a participant or withheld by Symbotic in payment of the exercise price of a stock option or to satisfy any tax withholding obligation with respect to an award are available for future grants of award and are added back into the Share Reserve. Shares from the Additional Pool that are subject to an award will not be available for future grants of awards under the Incentive Compensation Plan regardless of whether such award is forfeited, expires, is settled for cash or otherwise.

Adjustments. The compensation committee is authorized to adjust (i) the number and type of shares or other property or securities authorized pursuant to the Incentive Compensation Plan; (ii) the individual limitations set forth in the Incentive Compensation Plan; (iii) the number and type of shares or other property or securities that can be issued through incentive stock options; and (iv) the terms of any outstanding awards (including, without limitation, the number of shares covered by each outstanding award, the type of property or securities to which the award relates and the exercise or strike price of any award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued shares (or issuance of property or securities other than shares) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or shares, including any extraordinary dividend or extraordinary distribution.

Awards Available for Grant. The compensation committee may grant awards of nonqualified stock options, incentive stock options (“ISOs”), stock appreciation rights (“SARs”), restricted shares, RSUs, dividend equivalent rights and other stock-based or cash-based awards, or any combination of the foregoing.

Options. Subject to certain exceptions, the compensation committee is authorized to grant options to purchase shares of Class A common stock of Symbotic that are either ISOs, meaning they are intended to satisfy the requirements of Section 422 of the Code, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Incentive Compensation Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the compensation committee and specified in the applicable award agreement. The exercise price per share with respect to each stock option is determined by the compensation committee but, except as otherwise permitted in the Incentive Compensation Plan, may not be less than the fair market value of a share of Class A common stock of Symbotic (or in the case of an ISO granted to a 10% stockholder, 110% of the fair market value). The maximum term of an option granted under the Incentive Compensation Plan will be 10 years from the date of grant (or five years in the case of ISOs granted to a 10% stockholder).

Stock Appreciation Rights. The compensation committee is authorized to award SARs under the Incentive Compensation Plan. SARs are subject to the terms and conditions established by the compensation committee, but the exercise price per share with respect to each SAR may not be less than the fair market value of the Class A common stock of Symbotic. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of Class A common stock of Symbotic or any combination of cash and shares of Class A common stock, the appreciation, if any, in the value of a common share over a certain period of time. An option granted under the Incentive Compensation Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs are subject to terms established by the compensation committee and reflected in the award agreement. The maximum term of a SAR granted under the Incentive Compensation Plan is 10 years from the date of grant.

Restricted Shares. The compensation committee is authorized to award restricted shares of Class A common stock under the Incentive Compensation Plan. Each award of restricted shares will be subject to the terms and conditions established by the compensation committee. Each participant of an award of restricted shares will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto, but all ordinary cash dividends will be retained by Symbotic and will be paid to the relevant participant when the award of restricted shares vests and will revert back to Symbotic if for any reason the restricted share upon which such dividends or other distributions were paid reverts back to Symbotic.

Restricted Stock Units. The compensation committee may grant awards of RSUs under the Incentive Compensation Plan in such amounts and subject to such terms and conditions as the compensation committee may determine. On the delivery date specified in the award agreement, the participant of each RSU not previously forfeited or terminated will receive one share of Class A common stock of Symbotic, or cash or other securities or property equal in value to a share of Class A common stock, or a combination thereof, as specified by the compensation committee.

Dividend Equivalent Rights. The compensation committee may include in the award agreement with respect to any award a dividend equivalent right entitling the participant to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares covered by such award if such shares had been delivered pursuant to such award.

Other Stock-Based or Cash-Based Awards. The compensation committee may grant other types of equity-based, equity-related or cash-based awards (including the grant or offer for sale of unrestricted shares, performance share awards and performance units settled in cash) in such amounts and subject to such terms and conditions as the compensation committee may determine. The terms of such awards may relate to the achievement of performance goals as determined by the compensation committee.

Minimum Vesting. Except for Acquisition Awards (as defined below) and awards covering shares from the Additional Pool, all awards will be subject to a minimum vesting schedule of at least 12 months following the award’s grant date, provided that vesting may accelerate in certain circumstances, including a change of control (as defined in the Incentive Compensation Plan). Notwithstanding the foregoing, except with respect to Acquisition Awards and awards covering shares from the Additional Pool, (i) up to 5% of the shares available for grant under the plan may be granted with a shorter minimum vesting schedule and (ii) awards to directors may be granted with a minimum vesting schedule that is the earlier of at least 12 months following the grant date of the award or the next annual meeting of stockholders of Symbotic. “Acquisition Awards” means awards that are assumed, converted or substituted under the Incentive

Compensation Plan as a result of Symbotic’s acquisition of another company (including by way of merger, combination or similar transaction).

Assignability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The compensation committee, however, may permit awards to be transferred to any person or entity that it determines.

Amendment and Termination; No Repricings or Reloads without Stockholder Approval. In general, our board of directors may amend, suspend or terminate the Incentive Compensation Plan at any time. However, stockholder approval to amend the Incentive Compensation Plan may be necessary if the law or the Incentive Compensation Plan so requires. The Incentive Compensation Plan requires stockholder approval in order to reduce, or take certain actions that have the effect of reducing, the exercise price of stock options or SARs, and prohibits granting stock options or SARs with automatic reload features. No amendment, suspension or termination of the Incentive Compensation Plan will materially adversely impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Change of Control. Unless the compensation committee determines otherwise or as otherwise provided in the applicable award agreement, if a participant’s employment is terminated without cause, or the employee resigns for good reason, within one year after a change of control, each award granted to the participant prior to the change of control will become fully vested and, as applicable, exercisable. As of the change of control date, any outstanding performance-based awards will be deemed earned at the greater of the target level and the actual performance level with respect to all open performance periods and will cease to be subject to further performance conditions but will continue to be subject to time-based vesting following the change of control in accordance with the original performance period. Notwithstanding the foregoing, in the event of a change of control, a participant’s award will be treated in accordance with one or more of the following methods as determined by the compensation committee: (i) settle such award for an amount of cash or securities equal to their value, (ii) provide for the assumption of or issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the plan, (iii) modify the terms of such awards to add events or conditions upon which the vesting of such awards or lapse of restrictions will accelerate, (iv) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue after closing or (v) provide that for a period of at least 20 days prior to the change of control, any stock options or SARs that would not otherwise become exercisable prior to the change of control will be exercisable as to all shares subject thereto.

Limits on Compensation to Non-Employee Directors. The Incentive Compensation Plan provides that no non-employee director of Symbotic may be granted (in any calendar year) compensation with a value in excess of $750,000 ($1,000,000 in the initial year of appointment or election to Symbotic’s board of directors), with the value of any equity-based awards based on the accounting grant date value of such award.

ESPP

The purpose of the ESPP is to provide employees an opportunity to acquire a proprietary interest in Symbotic through the purchase of Symbotic’s Class A common stock. We believe that the ESPP advances the interests of Symbotic and its stockholders by providing an investment benefit for its employees that helps attract, reward and retain highly qualified employees and helps align their interests with those of our stockholders.

Share Reserve. The aggregate number of shares of Class A common stock of Symbotic that are reserved and available for sale under the ESPP was initially 1,266,604, which was 2.5% of the total number of outstanding shares as of the closing of the Business Combination (the “Initial Share Limit”), subject to adjustment in accordance with the terms of the ESPP. The Initial Share Limit is subject to an annual increase on the first day of each calendar year, beginning January 1, 2023 and ending on and including January 1, 2032, equal to the lesser of (i) 1% of the aggregate number of shares of Class A common stock of Symbotic then outstanding on the final day of the immediately preceding calendar year, (ii) the number of shares that equals twice the size of the Initial Share Limit and (iii) such smaller number of shares (which may be zero) as is determined by the compensation committee of the board of directors prior to such calendar year. As of January 5, 2024, the number of shares Symbotic’s Class A Common Stock authorized under the ESPP, including the increases on January 1, 2023 and January 1, 2024 described in the previous sentence, is 2,703,515.

Administration. The compensation committee administers the ESPP. The board of directors may, in its sole discretion, grant awards or administer the ESPP. The compensation committee generally has the authority to interpret the

ESPP, establish, amend and rescind any rules and regulations relating to the ESPP, determine the terms and provisions of any agreements entered into under the ESPP and make all other determinations necessary or advisable for administration of the ESPP based on information made available to the compensation committee by the management of Symbotic.

Eligibility. All active employees of Symbotic or of any of its subsidiaries, other than Excluded Employees (as defined below) are eligible to participate in the ESPP; provided that they are customarily employed for at least 20 hours a week on a regular basis and they are employed at the time of the applicable offering period under the ESPP. An “Excluded Employee” means those employees or individuals which are temporary or leased employees, interns, and such other individuals deemed ineligible to participate in the ESPP.

Purchase of Shares. The ESPP permits eligible employees to purchase shares of Symbotic’s Class A common stock through payroll withholding. As determined by the compensation committee, the initial offering period under the ESPP was three months in duration, after which each subsequent offering period, unless otherwise determined by the compensation committee, is expected to be six months in duration. In no event may an offering period extend for more than 27 months. The timing and duration of future offering periods may be changed from time to time. At the end of each offering period, shares will be deposited into the participating employee’s account based on payroll deductions accumulated during that period, not to exceed the lesser of 15% of the employee’s compensation and $25,000 per calendar year.

Purchase Price. The purchase price for each offering period is determined by the compensation committee, including whether such purchase price will be determined based on the lesser of the closing price of the shares on (i) the first business day of the offering period or (ii) the last business day of the offering period, or will be based solely on the closing price of the shares on the last business day of the offering period; provided, however, that such purchase price is at least 85% of the applicable closing price. In the absence of a determination by the compensation committee, the purchase price is 85% of the lesser of the closing price of the shares on (i) the first business day of the offering period or (ii) the last business day of the offering period.

Participation and Withdrawal from the ESPP. Prior to the offering period that commences on March 1, 2024, enrolled employees do not automatically participate in the next offering period. Starting with the offering period that commences on March 1, 2024, enrolled employees automatically participate in the next offering period unless they withdraw. A participant may withdraw from an offering at any time without affecting his or her or their eligibility to participate in future offerings. A participant may elect to decrease or increase the rate of, or stop, deductions one time during an offering period by filing a payroll deduction authorization form.

Termination of Employment. If a participating employee’s employment ends before the last business day of an offering period for any reason, any balance remaining in the employee’s payroll deduction account will be refunded in accordance with Symbotic’s regular payroll practices.

Restrictions on Transfer. Purchase rights granted under the ESPP are not transferable other than by will or the laws of descent and distribution, and will be exercisable during the lifetime of the participant only by the participant.

Adjustments and Reorganization Events. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of shares other than an ordinary cash dividend, (a) the number and class of securities available under the ESPP, (b) the share limitations of the ESPP and (c) the purchase price will be equitably adjusted to the extent determined by the compensation committee. Upon the occurrence of certain reorganization events, the compensation committee may take any actions to adjust options to purchase shares under the ESPP, including the length of offering periods, or any other actions the compensation committee deems appropriate.

Amendment or Termination. Our compensation committee generally may, at any time, amend or terminate the ESPP in any respect, except that, if the amendment would increase the maximum number of shares issuable under the ESPP, such amendment will not be effective without stockholder approval.

Clawback Policy

We have adopted the Policy Regarding the Recovery of Erroneously Awarded Incentive-Based Compensation (the “Clawback Policy”) to provide for the recovery or “clawback” of excess incentive-based compensation earned by current or former Executive Officers (as defined below), effective as of December 1, 2023. Under the Clawback Policy, “Executive Officer” means Symbotic’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of Symbotic in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policymaking functions for Symbotic. Executive officers of the Symbotic’s subsidiaries are deemed Executive Officers of Symbotic if they perform such policy making functions for Symbotic. Policy-making function is not intended to include policymaking functions that are not significant. Identification of an Executive Officer for purposes of the Clawback Policy would include at a minimum executive officers identified pursuant to 17 CFR 229.401(b)., promulgated under the Exchange Act.

Under the Clawback Policy, Symbotic will recover reasonably promptly the amount of erroneously awarded incentive-based compensation in the event that Symbotic is required to prepare an accounting restatement due to the material noncompliance of Symbotic with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. With certain exceptions as set forth in the Clawback Policy, Symbotic will also recover erroneously awarded incentive-based compensation in compliance with the Clawback Policy.

Director Compensation

Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of Symbotic’s board of directors during the fiscal year ended September 30, 2023. Our board of directors adopted a non-employee director compensation program effective as of July 1, 2022 and, as such, the amounts set forth below reflect payments made for the quarter after the program became effective. Other than as set forth in the table and described below, we did not pay any cash compensation, grant any equity awards or non-equity awards to or pay any other form of compensation to any of the non-employee members of Symbotic’s board of directors for their services in fiscal year 2023 as directors of Symbotic.

	Fees Earned	Stock	Option
	or Paid in Cash	Awards	Awards	Total
Name	($)	($)(1)(2)(3)	($)	($)
Richard Cohen	—	—	—	—
Rollin Ford	65,000	167,361	—	232,361
Charles Kane	70,000	167,361	—	237,361
Todd Krasnow	65,000	167,361	—	232,361
Vikas Parekh(4)	—	—	—	—
Daniela Rus	29,166	167,361	—	196,527
Merline Saintil	67,500	167,361	—	234,861

(1)
Amounts shown reflect the full grant date fair value on the date of grant calculated in accordance with FASB ASC Topic 718 of shares of our Class A common stock granted to the directors in fiscal year 2023.
(2)
As of September 30, 2023, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:

Shares Underlying
Name	Stock Awards(a)
Rollin Ford	10,447
Charles Kane	10,447
Todd Krasnow	10,447
Vikas Parekh	—
Daniela Rus	10,447
Merline Saintil(b)	45,447

(a)
Represents the number of shares underlying any outstanding unvested RSU award.
(b)
Ms. Saintil received an equity award of 52,500 RSUs on August 17, 2022 pursuant to the terms of her invitation to serve as a member of the Warehouse advisory board on October 20, 2021 in anticipation of the Business Combination and Symbotic becoming a public company, and in recognition of her contributions while serving on the board of advisors. The RSUs vest as follows: 1/3 of the RSUs vest on each of October 20, 2022, October 20, 2023 and October 20, 2024, subject to Ms. Saintil continued service with Symbotic through each of the applicable vesting dates.
(3)
Each of Messrs. Ford, Kane and Krasnow and Mses. Rus and Saintil received an equity award of 10,447 RSUs on March 1, 2023 pursuant to the terms of the non-employee director compensation program described below. Each RSU award vests upon the earlier of March 1, 2024, the date of the 2024 annual meeting of stockholders or a change of control of Symbotic, subject to the director’s continued service through each of the applicable vesting dates.
(4)
Mr. Parekh has declined to receive any compensation as a director of Symbotic.

Our board of directors has adopted a non-employee director compensation program effective as of July 1, 2022 that entitles our non-employee directors to a cash retainer for service on the board of directors and for service on each committee on which the director is a member. Such fees are payable in arrears in four equal quarterly installments on the last regularly scheduled Symbotic payday of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our board of directors. The fees payable to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member were as follows for the fiscal year ended September 30, 2023:

	Member Annual Fee ($)	Chair Annual Fee ($)
Board of Directors	50,000	100,000
Audit Committee	10,000	20,000
Compensation Committee	7,500	15,000
Nominating and Corporate Governance Committee	5,000	10,000

In addition, our non-employee director compensation program entitles each director to an annual grant of RSUs to be granted on the date of our annual meeting of stockholders in conjunction with his or her election or reelection to the board. The annual grant will have a grant fair value equal to $175,000 and will vest upon the earlier of one year from the grant date, the next annual meeting of stockholders or a change of control of Symbotic. In addition, upon a director’s initial appointment or election to the board of directors, the direction will receive RSUs with a grant fair value equal to $350,000 that will vest in three equal installments on each of the first three anniversaries of the grant date.

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since September 25, 2022, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Registration Rights Agreement

Symbotic entered into the A&R Registration Rights Agreement with the Sponsor, certain independent directors of SVF 3 (the “SPAC Independent Directors”) and certain legacy Warehouse unitholders (the “Symbotic Equityholders,” and together with the Sponsor and the SPAC Independent Directors, the “Registration Rights Holders”). Pursuant to the A&R Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the Registrable Securities (as defined in the A&R Registration Rights Agreement) held by the Registration Rights Holders within 45 days of the date of the A&R Registration Rights Agreement. Up to three times in any 12-month period, certain of the Symbotic Equityholders and the Sponsor (including their respective permitted transferees) may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the shelf registration statement, so long as the total offering price is reasonably expected to exceed $25,000,000. The A&R Registration Rights Agreement also provides for customary “demand” and “piggyback” registration rights. The A&R Registration Rights Agreement provides that we will pay certain expenses relating to such registrations and indemnify the equityholders party thereto against certain liabilities.

Tax Receivable Agreement

In connection with the Closing, SVF 3 entered into the Tax Receivable Agreement (the “Tax Receivable Agreement”), which generally provides for the payment by Symbotic to the parties identified in the Tax Receivable Agreement (the “TRA Holders”) of 85% of the amount of the cash savings, if any, in U.S. federal and state income tax that we actually realize (or are deemed to realize in certain circumstances) in periods after the Closing as a result of (i) the existing tax basis in certain assets of New Symbotic Holdings that is allocable to the relevant New Symbotic Holdings Common Units, (ii) any step-up in tax basis in New Symbotic Holdings’ assets resulting from (a) certain purchases of New Symbotic Holdings Common Units (including the purchases of the Purchase Units pursuant to the Unit Purchase Agreement), (b) future exchanges of New Symbotic Holdings Common Units for cash or shares of our Class A common stock, (c) certain distributions (if any) by New Symbotic Holdings and (d) payments under the Tax Receivable Agreement (iii) tax benefits related to imputed interest deemed to be paid by us as a result of payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless we exercise our right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur.

Moreover, the Tax Receivable Agreement provides that, in the event that (i) we exercise our early termination rights under the Tax Receivable Agreement, (ii) we experience certain changes of control (as described in the Tax Receivable Agreement) or (iii) we breach any of our material obligations under the Tax Receivable Agreement, our obligations under the Tax Receivable Agreement may accelerate and we could be required to make a lump-sum cash payment to each TRA Holder equal to the present value of all future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to our future taxable income.

Payments under the Tax Receivable Agreement will generally be made pro rata among all TRA Holders entitled to payments on an annual basis to the extent we have sufficient taxable income to utilize the increased depreciation and amortization deductions. The availability of sufficient taxable income to utilize the increased depreciation and amortization expense will not be determined until such time as the financial results for the year in question are known and tax estimates prepared, which typically occurs within 90 days after the end of the applicable calendar year. We expect to make payments under the Tax Receivable Agreement, to the extent they are required, within 125 days after our federal income tax return is filed for each fiscal year. Interest on such payments will begin to accrue at a rate equal to SOFR plus 100 basis points from the due date (without extensions) of such tax return.

Indemnification Agreements

On June 7, 2022, we entered into indemnification agreements with each of our then existing directors and executive officers. Since then, new directors and executive officers enter into indemnification agreements with us when they join the company. Each indemnification agreement provides for indemnification and advancements by Symbotic of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to Symbotic or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Board Observer Agreements

On January 13, 2023, we entered into a series of Board Observer Agreements (the “Board Observer Agreements”) with each of Jill Cohen, Perry Cohen and Rachel Kanter (each a “Board Observer”) granting each Board Observer, subject to the terms and conditions of the Board Observer Agreements, the right to serve as a non-voting observer of our board of directors. Jill Cohen and Rachel Kanter are the daughters and Perry Cohen is the son of Richard Cohen, who is our board chair, President and Chief Executive Officer.

Subject to confidentiality and certain other conditions contained in each Board Observer Agreement, each Board Observer may (i) attend and observe meetings of the board of directors (but not meetings of any committees thereof or any such meeting that is an executive session limited solely to independent directors, independent auditors and/or legal counsel) in a non-voting, observer capacity and (ii) receive copies of written materials and other information in connection with such meetings. Pursuant to the terms of the Board Observer Agreement, we may exclude each Board Observer from accessing any materials or attending any meeting or any portion thereof at our sole discretion if such exclusion is otherwise prudent, including, but not limited to, in response to the existence of a potential conflict of interest. Each Board Observer Agreement may be terminated by us at any time with or without cause. The Board Observers are not entitled to any fees or to the reimbursement of any expenses in connection with their roles as board observers.

Each Board Observer’s status as a board observer will not amend, alter, or otherwise change the composition of our board of directors, the terms of current directors elected by our stockholders, or the members of any committee of our board of directors.

C&S Wholesale Grocers

Our founder, board chair, President and Chief Executive Officer, Richard Cohen, also serves as the Executive Chair of C&S Wholesale Grocers; and he and trusts for the benefit of his family are the only beneficial stockholders of that company. As a result, C&S Wholesale Grocers can be considered an affiliate of Symbotic. In addition, our Chief Strategy Officer, William Boyd, also serves as Executive Vice President and Chief Legal Officer of C&S Wholesale Grocers, our Chief Human Resources Officer, Miriam Ort, also serves as Chief Human Resources Officer of C&S Wholesale Grocers, and Todd Krasnow, a current director of the Company, is a member of the C&S Wholesale Grocers advisory board.

Customer Contracts

C&S Wholesale Grocers is also an important customer that has implemented production Symbotic systems as well as proof of concept and test systems in its facilities. We have customer contracts with C&S Wholesale Grocers relating to system implementation, software maintenance service and the operations of a warehouse automation system. Revenue of $15.8 million, $3.5 million and $2.9 million were recognized for the fiscal years ended September 30, 2023, September 24, 2022 and September 25, 2021, respectively, relating to these customer contracts. We are currently implementing a Symbotic system for C&S Wholesale Grocers and we also have ongoing software license and maintenance obligations under our contracts with C&S through March 2026.

Shared Services

We currently rely on certain shared services with C&S Wholesale Grocers in the operation of our business. A number of these services, including certain tax services, IT equipment and security systems and certain other arrangements (including other support services), are pursuant to unwritten arrangements with C&S Wholesale Grocers. We are currently in the process of entering into independent arrangements and/or agreements with C&S Wholesale Grocers with respect to these services, including with respect to the allocation of liabilities and obligations attributable to us and to C&S Wholesale Grocers under any continued shared services.

Prior to fiscal year 2023, we were covered under the C&S Wholesale Grocers workers’ compensation, general liability, auto liability risk, and technology errors and omissions insurance which C&S Wholesale Grocers manages through the utilization of high deductible insurance policies. We did not pay C&S Wholesale Grocers for insurance coverage during the fiscal year ended September 30, 2023. We paid $2.3 million and $1.8 million to C&S Wholesale Grocers related to this insurance coverage during the years ended September 24, 2022 and September 25, 2021, respectively.

Aircraft Time-Sharing Agreement

In addition, in certain instances, our business requires our executives to use privately owned aircraft in furtherance of our business. In December 2021 and May 2022, we entered into aircraft time-sharing agreements with C&S Wholesale Grocers with respect to private aircraft owned by C&S Wholesale Grocers. Pursuant to the agreements, beginning in January 2022, we have reimbursed C&S Wholesale Grocers for certain costs consistent with Federal Aviation Administration regulations for the flights by our executives on the aircraft pursuant to the time-sharing agreements. For the fiscal years ended September 30, 2023 and September 24, 2022, we paid $0.9 million and $0.7 million, respectively, to C&S Wholesale Grocers pursuant to these agreements. All flights by our executives on the aircraft pursuant to the time-sharing agreement are for business purposes.

Usage of Facility and Employee Services

In the fourth quarter of fiscal year 2022, we entered into a license arrangement with C&S Wholesale Grocers whereby C&S Wholesale Grocers is providing receiving and logistics services for us within C&S’s distribution facilities. The arrangement also provides for C&S Wholesale Grocers’ employees to assist with certain of our operations. For the fiscal years ended September 30, 2023 and September 24, 2022, we paid $2.9 million and $0.2 million, respectively, to C&S Wholesale Grocers related to this arrangement.

Other than as disclosed in this section, we did not make payments in excess of $120,000 to C&S Wholesale Grocers for shared services.

Walmart

We have worked with Walmart since 2015 and entered into an initial Walmart Master Automation Agreement (“Walmart MAA”) in 2017 and restated and amended that agreement in January 2019. On April 30, 2021, we amended the Walmart MAA to expand our commercial relationship with Walmart and the scope of the Walmart MAA to the implementation of systems, which for purposes of the Walmart MAA are apportioned into 80 “modules,” across 25 of Walmart’s 42 regional distribution centers. On May 20, 2022, we again amended and restated the Walmart MAA to further expand our commercial relationship with Walmart and the scope of the Walmart MAA to the implementation of 188 modules, 20 of which are contingent on the satisfaction of certain conditions described in the Walmart MAA, across all of Walmart’s 42 regional distribution centers. The amendment and restatement added approximately an additional $6.1 billion to our backlog.

The implementation of the modules under the Walmart MAA began in 2021 and will continue based upon an agreed-upon timeline, subject to limited adjustment, with the implementation of all modules to begin by the end of 2028. For each module, Walmart pays us:

•
the cost of implementation, including the cost of material and labor, plus a specified net profit amount;
•
for software maintenance and support for a minimum of 15 years following preliminary acceptance of the module and with annual renewals thereafter; and
•
for spare parts.

Walmart also pays us for operation services for modules installed in the first four buildings for an operation service period for each module that ends on the third anniversary of preliminary acceptance of the final module installed in a building.

The initial term of the Walmart MAA expires on May 20, 2034 with annual renewals of the term thereafter.

At any time, either party may terminate the Walmart MAA in the event of insolvency of the other party or a material breach of the other party that has not been cured. Walmart may also terminate the Walmart MAA at any time if we fail to meet certain performance standards or undergo certain change of control transactions.

Pursuant to the Walmart MAA, we must provide Walmart notice in certain circumstances, including if we explore transactions that would reasonably be expected to result in a change of control or sale of 25% or more of the voting power of Symbotic. Such transactions are prohibited for specified time periods following such notice, and we must allow Walmart to participate on terms and conditions substantially similar to those of other third-party participants. We have also agreed to certain restrictions on our ability to sell or license our products and services to a specified company or its subsidiaries, affiliates or dedicated service providers.

On December 12, 2021, we entered into an Investment and Subscription Agreement (the “Investment and Subscription Agreement”) with Walmart. Pursuant to such agreement, in connection with the amendment and restatement of the Walmart MAA on May 20, 2022, Walmart exercised a warrant to purchase 267,281 units of Warehouse, or 3.7% of the total outstanding units of Warehouse as calculated following the exercise of the warrant and issuance of units thereunder, at an aggregate purchase price of $103,980,327. We also issued Walmart a new warrant to purchase 258,972 units of Warehouse, or 3.5% of the total outstanding units of Warehouse as calculated on a pro forma basis at the time of the issuance of the warrant, subject to customary adjustments, at an exercise price of $614.34 per unit, which is the estimated value of a unit of Warehouse on the date of the Merger Agreement based on the Exchange Ratio assuming one share of Class A Common Stock is $10.00.

Pursuant to the Investment and Subscription Agreement and as a result of the warrant exercise, Walmart has the right to designate a Walmart employee of a certain seniority level to attend all meetings of the Board in a nonvoting observer capacity, except in certain circumstances, including where such observer’s attendance may be inconsistent with the directors’ fiduciary duties to the Company or where such meetings may involve attorney-client privileged information, a conflict of interest between the Company and Walmart or information that the Company determines is competitively or commercially sensitive. Additionally, pursuant to the Investment and Subscription Agreement and subject to certain exceptions described therein, Walmart is subject to a standstill agreement that limits Walmart’s ability to pursue certain transactions with respect to Warehouse and the Company until the earlier of (i) December 12, 2025 and (ii) the later of (a) the date on which Walmart owns less than 5% of the fully diluted equity interests of Warehouse or, after the closing of the Business Combination (the “Closing”), the Company and (b) the date that is six months after Walmart no longer has the board observer rights described above.

GreenBox

On July 21, 2023, in conjunction with entities related to the SoftBank Group Corp., we established GreenBox Systems LLC (“GreenBox”), a strategic joint venture to build and automate supply chain networks globally by operating and financing Symbotic’s advanced A.I. and automation technology for the warehouse. Symbotic and the SoftBank Group own 35% and 65% of GreenBox, respectively.

On July 23, 2023, we entered into a framework agreement with GreenBox related to the formation of GreenBox, a commercial agreement with GreenBox that sets forth the terms, conditions, rights and obligations governing the design, installation, implementation and operation of Symbotic systems by Symbotic for GreenBox, and issued a warrant to purchase Class A common stock of Symbotic (the “GreenBox Warrant”). On the terms and subject to the conditions set forth therein, the commercial agreement provides for a commitment from GreenBox to expend at least $7.5 billion in the aggregate to purchase Symbotic systems over a six-year period pursuant to an agreed-upon timeline with implementation of Symbotic systems expected to begin in fiscal year 2024. For each Symbotic system, GreenBox will pay to Symbotic: (i) the cost of implementation, including the cost of material and labor, plus a specified net profit amount; (ii) for software maintenance and support; and (iii) for spare parts and other miscellaneous expenses. The initial term of the commercial agreement with GreenBox expires on July 23, 2027, subject to a two-year extension by GreenBox if, at the end of the initial term, project SOWs (as defined in the commercial agreement) have not been executed with respect to Symbotic systems with an aggregate purchase price of GreenBox’s purchase commitment. At any time, either party may terminate the commercial agreement in the event of insolvency of the other party or a material breach of the other party that has not been cured.

Contemporaneously with the entry into the framework agreement, The RBC Millennium Trust and the Richard B. Cohen Revocable Trust (the “RC Entities”) entered into a stock purchase agreement with SVF II Strategic Investments AIV LLC, a Delaware limited liability company (“SVF”) (the “Stock Purchase Agreement”), pursuant to which, on July 25, 2023, the RC Entities sold 17,825,312 shares of Class A common stock of Symbotic to SVF for an aggregate of $500 million. In connection therewith, Symbotic agreed to provide registration rights as to any shares of Class A common stock that are acquired by or issued to certain entities related to the SoftBank Group Corp. (collectively, “SB Group”) pursuant to the Stock Purchase Agreement or the GreenBox Warrant, in accordance with the A&R Registration Rights Agreement. SB

Group agreed to be bound by the terms and provisions of the A&R Registration Rights Agreement, pursuant to which SB Group will have specified rights to require Symbotic to register all or a portion of their eligible shares under the Securities Act.

Procedures with Respect to Review and Approval of Related Person Transactions

Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interest (or the perception thereof). Our board of directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the Nasdaq. Under the policy, our legal department will be primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our general counsel will be required to present to the audit committee of our board of directors all relevant facts and circumstances relating to the related person transaction. Our audit committee will be required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance audit committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be entered into by management upon prior approval of the transaction by the chair of the audit committee. Any such approval by the chair of the audit committee and the rationale for the approval must be reported to the audit committee at the audit committee’s next regularly scheduled meeting. If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the audit committee for ratification at the audit committee’s next regularly scheduled meeting; provided, that if the audit committee determines not to ratify the transaction the audit committee may direct additional actions, including immediate discontinuation or rescission of the transaction or modification of the transaction, to make it acceptable for ratification. Our management will update the audit committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of January 5, 2024 by:

•
each of our directors;
•
each of our named executive officers;
•
all of our directors and executive officers as a group; and
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding common stock.

The beneficial ownership of shares of our common stock is based on (i) 85,295,300 shares of Class A common stock issued and outstanding as of January 5, 2024, (ii) 81,487,643 shares of Class V-1 common stock issued and outstanding as of January 5, 2024, and (iii) 406,512,941 shares of Class V-3 common stock issued and outstanding as of January 5, 2024.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Accordingly, shares of our common stock subject to equity awards or warrants that are currently exercisable or that the beneficial owner would have the right to acquire within 60 days of January 5, 2024 are considered outstanding and beneficially owned by the person holding the equity awards or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, we believe that the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

	Class A Common Stock		Class V-1 Common Stock		Class V-3 Common Stock		Class A, Class V-1 and Class V-3 Common Stock
Name of Beneficial Owner	Number of Shares	Percentage of Class	Number of Shares	Percentage of Class	Number of Shares	Percentage of Class	Number of Shares	Percentage Ownership
5% Holders
Richard Cohen(1)	—	—	7,389,650	9.1%	207,369,256	51.0%	214,758,906	37.5%
David Ladensohn, individually and as trustee of certain Cohen family trusts(2)	50,100	*	1,534,149	1.9%	192,597,449	47.4%	194,181,698	33.9%
Janet Cohen, as trustee of certain Cohen family trusts(3)	—	—	545,835	*	167,505,271	41.2%	168,051,106	29.3%
The RBC 2021 4 Year GRAT(4)	—	—	4,571,502	5.6%	163,355,074	40.2%	167,926,576	29.3%
The RBC Millennium Trust(5)	—	—	—	—	153,647,127	37.8%	153,647,127	26.8%
RJJRP Holdings, Inc.(6)	—	—	2,818,148	3.5%	41,549,600	10.2%	44,367,748	7.7%
Walmart Inc.(7)	15,000,000	17.6%	61,350,823	75.3%	—	—	76,350,823	13.3%
SoftBank Group Corp.(8)	39,825,312	46.7%	—	—	—	—	39,825,312	6.9%
SVF Sponsor III (DE) LLC(9)	9,090,000	10.7%	—	—	—	—	9,090,000	1.6%
Directors and Named Executive Officers
Richard Cohen(1)	—	—	9,448,070	12.1%	209,875,898	50.3%	219,323,968	37.5%
Rollin Ford(10)	10,447	*	—	—	—	—	10,447	*
Charles Kane(11)	75,447	*	634,353	*	709,800	—	829,353	*
Todd Krasnow(12)	60,447	*	1,153,608	1.4%	—	—	1,214,055	*
Vikas Parekh	—	—	—	—	—	—	—	—
Daniela Rus(13)	10,447	*	—	—	—	—	10,447	*
Merline Saintil(14)	65,447	*	—	—	—	—	65,447	*
Thomas Ernst(15)	33,023	*	872,279	1.1%	—	—	905,302	*
Walter Odisho	—	—	—	—	—	—	—	—
All current directors and executive officers as a group (14 individuals)(16)	608,913	*	11,838,596	14.5%	207,369,256	51.0%	219,816,765	38.3%

* Less than 1%.

(1)
Richard Cohen may be deemed to beneficially own Class V-1 and Class V-3 common stock owned of record by (A) the RBC 2021 4 Year GRAT, for which he serves as sole trustee, (B) RJJRP Holdings, Inc., of which he is the President and Chief Executive Officer, and (C) the Richard Cohen Revocable Trust, for which he serves as sole trustee.

Mr. Cohen disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of Mr. Cohen is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(2)
David Ladensohn is a long-time friend of Richard Cohen and may be deemed to beneficially own Class V-1 and Class V-3 common stock owned of record by (A) the RBC Millennium Trust, for which he serves as co-trustee with Janet L. Cohen and may be deemed to have shared voting and investment power, (B) the Jill Cohen Mill Trust, for which he serves as co-trustee with Janet L. Cohen and may be deemed to have shared voting and investment power, (C) the 2014 QSST F/B/O Rachel Cohen Kanter, for which he serves as sole trustee, and (D) the 2014 QSST F/B/O Perry Cohen, for which he serves as sole trustee. Mr. Ladensohn may also be deemed to beneficially own Class A common stock owned of record by (A) David Ladensohn Roth IRA, for which he may be deemed to have voting and investment power, (B) Ladensohn Family Investments, Ltd., of which he is a general partner and (C) the Eliza Ladensohn New Hampshire Trust, for which he serves as trustee. Mr. Ladensohn disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of Mr. Ladensohn is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(3)
Janet Cohen is the wife of Richard Cohen and may be deemed to beneficially own Class V-1 and Class V-3 common stock owned of record by (A) the RBC Millennium Trust, for which she serves as co-trustee with David Ladensohn and may be deemed to have shared voting and investment power, and (B) the Jill Cohen Mill Trust, for which she serves as co-trustee with David Ladensohn and may be deemed to have shared voting and investment power. Ms. Cohen disclaims beneficial ownership of such securities except to the extent of her pecuniary interest therein. The address of Ms. Cohen is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(4)
The address of the RBC 2021 4 Year GRAT is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(5)
The address of the RBC Millennium Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(6)
The address of RJJRP Holdings, Inc. is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(7)
The address of Walmart Inc. is 702 Southwest 8th Street, Bentonville, AR 72716.
(8)
SVF II SPAC Investment 3 (DE) LLC is the record holder of 20,000,000 shares of Class A common stock. SB Northstar LP is the record holder of 2,000,000 shares of Class A common stock. SSI AIV is the record holder of 17,825,312 shares of Class A common stock. SoftBank Group Corp., which is a publicly traded company listed on the Tokyo Stock Exchange, is the sole shareholder of SB Global Advisers Limited (“SBGA”), which has been appointed as manager and is exclusively responsible for making final decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund II-2 L.P.’s investments, including as held by SVF II SPAC Investment 3 (DE) LLC. SoftBank Vision Fund II-2 L.P. is the sole limited partner of SVF II Aggregator (Jersey) L.P., which is the sole member of SVF II Holdings (DE) LLC, which is the sole member of SVF II SPAC Investment 3 (DE) LLC. SoftBank is the parent company of SB Northstar GP, which is the general partner of SB Northstar LP. SoftBank is the parent company of SSI AIV, which is the sole stockholder of Sunlight Investment Corp. The address of each of SSI AIV and Sunlight Investment Corp. is 300 El Camino Real, Menlo Park, CA 94025. The registered address for SVF II SPAC Investment 3 (DE) LLC is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. The business address of SBGA is 69 Grosvenor Street, London W1K 3JP, England, United Kingdom.
(9)
SVF Sponsor III (DE) LLC is a wholly owned subsidiary of SB Investment Advisers (US) Inc. (“SBIA US”). SBIA US is a Delaware corporation and an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. The Sponsor is exclusively responsible for making all decisions related to the acquisition, structuring, financing, and disposal of the Sponsor’s investments. Daniel Elefant and Jonathan Duckles are the directors of the Sponsor. Accordingly, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities held of record by the Sponsor. Each of them disclaims any such beneficial ownership. The registered address of the Sponsor is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. The business address for SBIA US is 1 Circle Star Way, San Carlos, California 94070.
(10)
Consists of 10,447 shares of Class A common stock that will be issuable upon the vesting of equity awards within 60 days of January 5, 2024. The address of Mr. Ford is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(11)
Consists of (i) 65,000 shares of Class A common stock and 634,353 shares of Class V-1 common stock held directly by Mr. Kane and (ii) 10,447 shares of Class A common stock that will be issuable upon the vesting of equity awards within 60 days of January 5, 2024. The address of Mr. Kane is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(12)
Consists of (i) 50,000 shares of Class A common stock and 1,153,608 shares of Class V-1 common stock that Mr. Krasnow may be deemed to beneficially own that are owned of record by (A) Mr Krasnow directly, (B) The Krasnow

Family 2019 Charitable Remainder Unitrust, for which he serves as trustee, (C) The Todd and Deborah Krasnow Charitable Remainder Unitrust, for which he serves as trustee, (D) The Todd and Deborah Krasnow Foundation, for which he is a director, and (E) Inlet View, Inc., of which he is the president and chief executive officer, and (ii) 10,447 shares of Class A common stock that will be issuable upon the vesting of equity awards within 60 days of January 5, 2024. Mr. Krasnow disclaims beneficial ownership of the securities not directly held by him except to the extent of his pecuniary interest therein. The address of Mr. Krasnow is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(13)
Consists of 10,447 shares of Class A common stock that will be issuable upon the vesting of equity awards within 60 days of January 5, 2024. The address of Ms. Rus is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(14)
Consists of (i) 55,000 shares of Class A common stock held directly by Ms. Saintil and (ii) 10,447 shares of Class A common stock that will be issuable upon the vesting of equity awards within 60 days of January 5, 2024. The address of Ms. Saintil is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(15)
Consists of (i) 1,859 shares of Class A common stock and 872,279 shares of Class V-1 common stock held directly by Mr. Ernst and (ii) 31,164 shares of Class A common stock that will be issuable upon the vesting of equity awards within 60 days of January 5, 2024. The address of Mr. Ernst is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(16)
See footnotes 10 through 15 above. Consists of (i) 327,097 shares of Class A common stock, 11,838,596 shares of Class V-1 common stock and 207,369,256 shares of Class V-3 common stock held directly or indirectly by the directors and executive officers and (ii) 281,816 shares of Class A common stock that will be issuable upon the vesting of equity awards within 60 days of January 5, 2024.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Our officers and directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations from our executive officers and directors that no other reports were required during the fiscal year ended September 30, 2023, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were satisfied on a timely basis.

REPORT OF THE AUDIT COMMITTEE

The members of the audit committee of the board of directors of Symbotic Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended September 30, 2023 as follows:

1.
The audit committee has reviewed and discussed with management the audited financial statements for Symbotic Inc. for the fiscal year ended September 30, 2023.
2.
The audit committee has discussed with representatives of Grant Thornton LLP the matters required to be discussed with the audit committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
3.
The audit committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in Symbotic’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 for filing with the SEC.

The audit committee operates pursuant to a charter that was approved by our board of directors. A copy of the Audit Committee Charter is available on the corporate governance section of our investor relations website, available at ir.symbotic.com under the heading “Documents and Charters.”

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SYMBOTIC INC.:
Charles Kane, Chairperson
Rollin Ford
Vikas Parekh

January 19, 2024

The information in the Report of the Audit Committee shall not be considered “soliciting material” or “filed” with the SEC, nor shall this information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company incorporated it by specific reference.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Broadridge Financial Solutions, Inc. in writing at: Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717; or by telephone: (866) 540-7095. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

Subject to the director nomination requirements described below, a stockholder who would like to have a proposal considered for inclusion in our proxy statement for our 2025 Annual Meeting must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 30, 2024. However, if the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2025 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Symbotic Inc., 200 Research Drive, Wilmington, MA 01887, Attention: Corporate Secretary.

Subject to the director nomination notice requirements described below, the required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the 10th day following the day on which public announcement of the date of such annual meeting was made. Assuming the 2025 Annual Meeting is not advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the 2024 Annual Meeting, for stockholder proposals to be brought before the 2025 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 21, 2025 and no later than March 23, 2025. Stockholder proposals and the required notice should be addressed to Symbotic Inc., 200 Research Drive, Wilmington, MA 01887, Attention: Corporate Secretary. To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 22, 2025.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

Further, any stockholder proposal for a director nominee intended to be included in the proxy materials for the next annual meeting of our stockholders in 2025 pursuant to our “proxy access” bylaws must meet the requirements set forth in our bylaws and the materials required by our bylaws must be submitted as required by our bylaws. Among others, the required notice must be received by our corporate secretary at our principal executive offices not less than 120 days and not more than 150 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days earlier or delayed (other than as a result of adjournment or recess) by more than 60 days later than such anniversary date, or, if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the stockholder’s notice must be so received no earlier than the 150th day prior to the date of such annual meeting and not later than the later of (i) the 120th day prior to the date of such annual meeting and (ii) the 10th day following the day on which public disclosure of the date of such annual meeting is first made. All such proxy access director nominations must satisfy the requirements set forth in our bylaws.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/SYM • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-649-0293 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online by 02/29/2024 5:00PM EST at www.proxydocs.com/SYM Symbotic Inc. Annual Meeting of Stockholders For Stockholders of record as of January 5, 2024 DATE: Friday, March 1, 2024 TIME: 10:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/SYM for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Corey Dufresne, William Boyd III, and Carol Hibbard (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Symbotic Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Symbotic Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect seven directors nominated by the Board of Directors, identified in the accompanying proxy statement, each to serve for a term of one year until the 2025 Annual Meeting of Stockholders, until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal; FOR WITHHOLD 1.01 Richard Cohen FOR 1.02 Rollin Ford FOR 1.03 Charles Kane FOR 1.04 Todd Krasnow FOR 1.05 Vikas Parekh FOR 1.06 Daniela Rus FOR 1.07 Merline Saintil FOR FOR AGAINST ABSTAIN2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2024; and FOR 3. To transact any other business that may properly come before the meeting or any adjournment thereof. You must register to attend the meeting online by 02/29/2024 5:00PM EST at www.proxydocs.com/SYM Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page VIFLDateDateSignature (if held jointly) XPlease make your marks like this: